                                                                     EXHIBIT 4.1


                                 VF CORPORATION

                           TAX-ADVANTAGED SAVINGS PLAN

                             FOR SALARIED EMPLOYEES
















          COMPOSITE PLAN DOCUMENT AS AMENDED THROUGH DECEMBER 18, 1997



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                                TABLE OF CONTENTS

  SECTION                                                               PAGE

     I        DEFINITIONS..................................................2

     II       ELIGIBILITY..................................................6

     III      SERVICE......................................................8

     IV       CONTRIBUTIONS...............................................12

     V        ADJUSTMENTS TO PLAN CONTRIBUTIONS...........................23

     VI       INVESTMENT DIRECTIONS.......................................41

     VII      VALUATION OF PARTICIPANTS' ACCOUNTS.........................43

     VIII     PLAN BENEFITS...............................................44

     IX       PAYMENT OF BENEFITS.........................................46

     X        WITHDRAWALS.................................................51

     XI       LOANS.......................................................53

     XII      SECURITIES..................................................56

     XIII     DUTIES OF THE TRUSTEE.......................................58

     XIV      ADMINISTRATION..............................................59

     XV       MODIFICATION AND TERMINATION................................64

     XVI      MERGER OF PLANS.............................................68

     XVII     PARTICIPATING EMPLOYERS.....................................69

     XVIII    CHANGE IN EMPLOYMENT CLASSIFICATION.........................70

     XIX      GENERAL PROVISIONS..........................................70

     XX       DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS..........71

     XXI      SECURITIES EXCHANGE ACT OF 1934 LIMITATIONS.................73

APPENDIX A (BASSETT-WALKER, INC.)............................................A-1


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                                   FORMAL TEXT
                                     OF THE
                           TAX-ADVANTAGED SAVINGS PLAN
                             FOR SALARIED EMPLOYEES


                  The Tax-Advantaged Savings Plan for Salaried Employees became effective January 1, 1985.

                  The Plan as amended effective as of January 15, 1990 consists of two portions. The first portion is a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, which includes a qualified cash or deferred arrangement as defined in Section 401(k) of the Internal Revenue Code. The second portion (the assets of which are invested in Company Stock) is both a stock bonus plan and an employee stock ownership plan intended to qualify under Section 401(a) and 4975(e)(7) of the Internal Revenue Code, and as such is designed to invest primarily in such Company Stock. Except as otherwise provided, the above-described amendments were effective January 15, 1990.

                  The Plan is hereby amended and restated effective as of January 1, 1994, except as otherwise provided.

                  The rights of any Participant whose employment terminated prior to the effective date of any amendment or restatement of this Plan shall be determined by the provisions of the Plan as in effect at the time of his or her termination of employment, unless specifically otherwise provided herein.



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                                     PURPOSE

                  The purpose of this Plan is to encourage and assist employees in adopting a regular savings program and to help provide additional security for their retirement.

                                    SECTION I
                                   DEFINITIONS

                  Unless otherwise required by the context, the following definitions shall control:

                  1. "Company" means VF Corporation, a Pennsylvania corporation.

                  2. "Plan" means this VF Corporation Tax-Advantaged Savings Plan for Salaried Employees, effective January 1, 1985, and as it may be amended from time to time. Effective January 15, 1990, the Plan means this VF Corporation Tax-Advantaged Savings Plan for Salaried Employees, which combines a profit sharing plan under Section 401(a) of the Code and a stock bonus and employee stock ownership plan under Section 401(a) and 4975(e)(7) of the Code and which is intended to qualify under such Sections and to constitute a single plan under Treasury Regulation section 1.414(1)-1(b)(1).

                  3. "Participating Employer" means and includes the Company and each Subsidiary and Affiliated Company participating in this Plan as hereinafter provided in Section XVII.

                  4. "Subsidiary" means a company in which more than 50% of the voting stock is owned or controlled by the Company.

                  5. "Affiliated Company" means a company in which 50% or less of the voting stock is owned or controlled by the Company.

                  6. "Participant" means an eligible employee as provided in
                  Section II who is participating in this Plan in accordance with its provisions.

                  7. "Participant's Basic Account" means all cash and other assets held by the Trustee under this Plan for the benefit of a Participant attributable to Basic Contributions made with respect to the Participant.



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                  8. "Participant's Account" or "Account" means the total amount of all cash and other assets in a Participant's Basic Account, Pre-ESOP Matching Contributions Account, ESOP Matching Contributions Account and his or her ESOP Account, held by the Trustee under this Plan for the benefit of a Participant.

                  9. "Basic Contributions" means a contribution made by a Participating Employer directly to the Trustee pursuant to a Participant's election under the provisions of Section IV, Subsection (1). Such contributions are not includible in the Participant's gross income for Federal income tax purposes at the time contributed by the Participating Employer to the Trustee, pursuant to the provisions of Section 401(k) of the Code.

                  10. "Matching Contributions" means contributions made by a Participating Employer under Section IV, Subsections (4) and
                  (7).

                  11. "Trustee" means any bank or trust company appointed by the Company and designated as Trustee of the Plan at any time, as hereinafter provided for in Section XIII.

                  12. "Voting Right" means the right of a Participant to direct the Trustee how the shares of Company Stock credited to the Participant's Account shall be voted as more fully described in Section XII, Subsection (1).

                  13. "Plan Year" means any twelve-month period commencing January 1 and ending the following December 31.

                  14. "Earnings" means salary or wages, including shift differential, overtime, bonuses, and commissions, all as determined by the Participating Employer. For purposes of this Plan, Earnings shall exclude any reimbursement for expenses paid to a Participant by a Participating Employer; contributions to any nonqualified deferred compensation arrangement that may be considered to be a long-term incentive compensation arrangement; and any Participating Employer contributions to provide welfare benefits or imputed income amounts which result under Code Section 79. For purposes of this Plan, Earnings shall not be deemed reduced by the amount of a Participant's Basic Contributions or by the amount of a Participant's pre-tax elective contributions under a "cafeteria plan" (as defined under Code Section 125 and applicable regulations) maintained by a Participating Employer. Similarly, the Basic Contributions of a


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                  Participant shall not be deemed to reduce the amount of the
                  Participant's compensation for purposes of computing benefits or contributions under any other qualified defined benefit plan of a Participating Employer. Effective January 1, 1994, the total amount of Earnings taken into account in any Plan Year shall not exceed $150,000 (adjusted for increases in the cost of living prescribed by the Secretary of the Treasury in accordance with Section 401(a)(17)(B) of the Code). In determining the Earnings of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual Earnings limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this Subsection (14) prior to the application of this limitation.

                  15. "Vested" means that a Participant shall be entitled to the portion of the value of his or her Account which includes Pre-ESOP Matching Contributions, ESOP Matching Contributions and ESOP Contributions in accordance with the schedule set forth in Section IV, Subsection (11), subject to the withdrawal provisions of the Plan.

                  16. "Acquisition Loan" means a loan or other extension of credit described in Code Section 4975(d)(3) which is used to finance the purchase of Company Stock by the Trustee.

                  17. "Leveraged Shares" means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan, pursuant to Section IV, Subsection (8). Except as required by Code Section 409(h) and by Treasury Regulation Sections 54.4975-7(b)(9) and (10), or as otherwise required by applicable law, no Leveraged Shares may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan, within the meaning of Code Section 4975(e)(7) at that time.

                  18. "ESOP Account" means all Leveraged Shares and other assets held by the Trustee under this Plan and allocated


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                  for the benefit of a Participant attributable to the ESOP
                  Contributions.

                  19. "Code" means the Internal Revenue Code of 1986, as amended.

                  20. "Company Stock" means common stock or convertible preferred stock of the Company which shall constitute employer securities within the meaning of Code Section 409(1).

                  21. "ESOP Matching Contributions" means a Matching Contribution made pursuant to Section IV, Subsection (7).

                  22. "Pre-ESOP Matching Contributions" means a Matching Contribution made pursuant to Section IV, Subsection (4).

                  23. "ESOP Contributions" means contributions by a Participating Employer under Section IV, Subsection (9).

                  24. "Company Suspense Account" means the account under which Leveraged Shares are held until released and allocated pursuant to Subsection (9) of Section IV.

                  25. "ESOP Allocation Period" means the three-month period ending each March 31, June 30, September 30 and December 31 for which an allocation of Leveraged Shares released from the Company Suspense Account under Subsection (9) of Section IV, is made to Participant's ESOP Accounts.

                  26. "ESOP Matching Contributions Account" means all Company Stock and other assets held by the Trustee under this Plan and allocated for the benefit of a Participant attributable to the ESOP Matching Contributions made with respect to the Participant.

                  27. "Pre-ESOP Matching Contributions Account" means all cash and other assets held by the Trustee under this Plan for the benefit of a Participant attributable to the Pre-ESOP Matching Contributions made with respect to the Participant.

                  28. "Normal Retirement Age" means the attainment of age 65.

                  29. "Beneficiary" means the individual named pursuant to
                  Section VIII, Subsection (5) to receive benefit payments


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                  under the Plan in the event of the death of the
                  Participant.

                  30. "Spouse" means the person to whom the Participant is legally married.

                  31. "Committee" means the VF Corporation Pension Plan
                  Committee.

                  32. "Change in Control of the Company" means the occurrence of any one or more of the events described in Section XV, Subsection (8), subject to the conditions therein.

                                   SECTION II
                                   ELIGIBILITY

                  1. The Board of Directors of any Participating Employer may, from time to time, designate as eligible employees one or more of the following classifications of its employees:

                  (a) an employee who is classified as an exempt employee under the Fair Labor Standards Act;

                  (b) an employee who is classified as a non-exempt employee and who is compensated on a salaried basis; and

                  (c) an employee who is compensated on a sales commission basis.

                  Notwithstanding the foregoing or anything to the contrary in the Plan, any person who is classified by a Participating Employer as an independent contractor, or otherwise as other than an employee, shall not be deemed within a classification of eligible employees for purposes of this Plan, whether or not such person is a common law employee of the Participating Employer.

                  Employees whose services are received by a Participating Employer pursuant to a leasing agreement between the Participating Employer and a third party shall not be deemed within a classification of eligible employees. Notwithstanding the foregoing, leased employees (within the meaning of Code
Section 414(n)) are not eligible to participate in the Plan, but the term "employee" shall include leased employees within the meaning of Code Section 414(n) (other than leased employees covered by a plan described in Code Section 414(n)(5)).

                  Effective as of January 1, 1992, employees who are compensated at Salary Grade 20 or above are not eligible to


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participate in the Plan; provided, however, that employees who have been eligible to participate in the Plan and who are then promoted to Salary Grade 20 or above during a Plan Year shall remain eligible to participate in the Plan through the last day of such Plan Year.

                  2. Participation in this Plan is available to any employee of a Participating Employer who is within the classification of employees designated as eligible to participate in this Plan pursuant to (1) above, meets the requirements of (3) below, and is either:

                           (a) assigned to service in the United States and not represented by a labor organization, or

                           (b) assigned to service in the United States and represented by a labor organization which has bargained for and agreed to the provisions of this Plan, as it may be amended from time to time, or

                           (c) carried on a United States payroll but assigned to regular service outside the United States, provided he or she would otherwise meet the requirements of (a) or (b) above.

                  3. An employee of any Participating Employer who meets the requirements of Subsection (2) may become a Participant in this Plan on the first day of the first payroll period following completion of one Year of Service, or the first day of any subsequent payroll period, provided such employee otherwise meets the eligibility requirements of the Plan.

                  4. Participation in this Plan by employees is voluntary.

                  5. Subject to the break-in-service rules in Section III, Subsection (3), if a former Participant resumes employment with a Participating Employer, he or she may recommence participation on his or her date of reemployment.

                                   SECTION III
                                     SERVICE

1.       Hour of Service.

         An Hour of Service is:

                  (a) each hour for which an employee or Participant is paid or entitled to payment for the performance of


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                           duties for the Company or a Subsidiary or
                           Affiliated Company; and

                  (b) each hour for which an employee or Participant is paid or entitled to payment by the Company or a Subsidiary or Affiliated Company on account of a period of time during which no duties are performed irrespective of whether the employment relationship has terminated due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours under this Subsection (1)(b) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference. The provisions of this Subsection (1)(b) shall also apply to an employee or Participant who is absent from work, commencing on or after January 1, 1985, due to pregnancy, the birth of a child, the placement of a child in connection with the adoption of such child by the employee or Participant, or the caring for the child during the period immediately following the birth or placement for adoption, except that such Hours of Service shall be credited in the year in which such absence begins if the crediting of such Hours of Service is necessary to prevent a Break in Service in that year, otherwise, to the following year; and

                  (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer. The same Hours of Service shall not be credited both under Subsection (1)(a) or Subsection (1)(b), as the case may be, and under this Subsection (1)(c). These hours shall be credited to the employee or Participant for each twelve-month period ending on his or her anniversary of employment to which the award, agreement or payment pertains rather than the period in which the award, agreement or payment is made.

2.       Vesting Service

                  An employee or Participant will be credited with Vesting Service for Service occurring on and after January 1, 1985. However, Service not required to be taken into account because of a Break in Service shall be disregarded.



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                  Additionally, an employee's or Participant's service after
January 1, 1985 with a Subsidiary or Affiliated Company shall be included as Vesting Service provided that such employee or Participant is transferred within the group consisting of the Company or Subsidiary or Affiliated Companies and that such service is considered continuous and would have been credited as Vesting Service to an employee or Participant of the Company.

                  Under no circumstances shall an employee be credited with more than one year of Vesting Service for any twelve-month period ending on his or her anniversary of employment. Any service recognized or disregarded for purposes of Vesting Service shall also be recognized or disregarded for purposes of "Payment of Benefits" under Section IX of this Plan.

3.       Break in Service.

                  An employee shall incur a one-year Break in Service if, during a twelve-month period ending on his or her anniversary of employment, he or she does not complete more than 500 Hours of Service for purposes of Vesting Service, pursuant to Subsection (2) of this Section III.

                  The following shall apply to an employee or Participant who incurs a Break in Service:

                  (a) In the case of an employee or Participant who is Vested at the time of a one-year Break in Service, or

                  (b) In the case of an employee or Participant who is not Vested at the time of a one-year Break in Service, but meets the conditions of (i), where applicable, and (ii) below:

                           (i) If the number of consecutive one-year Breaks in Service as of the date the employee or Participant resumes employment is less than the aggregate number of years of Vesting Service completed prior to such Break in Service and not previously excluded because of a prior Break in Service, and

                           (ii) If the number of consecutive one-year Breaks in Service upon resumption of employment is less than the greater of (1) five years, or (2) the aggregate number of years of Vesting Service completed prior to such Break in Service and not previously excluded because of a prior Break in Service,


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                           then for purposes of (a) and (b) above, Vesting
                           Service and service for eligibility completed by the employee or Participant prior to the Break in Service shall be recognized upon his or her resumption of employment.

                  (c) In the case of an employee or Participant who is not Vested at the time of a one-year Break in Service, and if (b) above does not apply because:

                           (i) the number of consecutive one-year Breaks in Service as of the date the employee or Participant resumes employment equals or exceeds the aggregate number of years of Vesting Service completed prior to such Break in Service and not previously excluded because of a prior Break in Service, or

                           (ii) where (c)(i) does not apply, the number of consecutive one-year Breaks in Service upon resumption of employment equals or exceeds the greater of (1) five years, or (2) the aggregate number of years of Vesting Service completed prior to such Break in Service and not previously excluded because of a prior Break in Service, his or her service completed prior to such Break in Service shall not be taken into account for any purpose under this Plan.

                  For the purpose of Subsection (2) above, and this Subsection
(3), an employee or Participant will be deemed to be in service as long as he or she is carried on the records of the Company or a Subsidiary or Affiliated Company as an employee.

                  4.       Service.

                  Service means an employee's or Participant's period of employment by the Company or any Subsidiary or Affiliated Company from his or her Employment Commencement Date to his or her Severance Date, including, by way of illustration but not by way of limitation, the following periods:

                  (a) Any leave of absence from employment which is authorized by the Company or Subsidiary or Affiliated Company in accordance with uniform rules applied on a non-discriminatory basis; and



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                  (b)      Any period of military service in the Armed Forces of
                           the United States required to be credited by law; provided, however, that the employee or Participant returns to the employment of the Company or Subsidiary or Affiliated Company within the period his or her re-employment rights are protected by law.

                  Service shall be measured in years and whole months and an employee or Participant shall receive one month of Service for each calendar month within which he or she completes an Hour of Service.

                  Provided, however, that (x) if an employee or Participant quits, retires or is discharged and then performs an Hour of Service within 12 months of such severance, Service shall include the period between the severance and the date on which the Hour of Service is performed, and (y) if an employee or Participant quits, retires or is discharged during an absence for any reason other than a quit, retirement, discharge, death or a reason specified in (a) or
(b) above and then performs an Hour of Service within 12 months of his or her first date of absence, Service shall include the period between the quit, retirement or discharge and the date on which the Hour of Service is performed.

                  Except to the extent provided for in Subsection (3) above regarding Breaks in Service, nonsuccessive periods of Service will be aggregated on the basis that 12 months of Service (with 30 days equal to a month) equals a whole year of Service.

                  5.       Employment Commencement Date.

                  For purposes of this Section III, Employment Commencement Date means the date an employee or Participant first performs an Hour of Service.

                  6.       Severance Date.

                  Severance Date means the earlier of the date on which an employee or Participant quits, retires, is discharged or dies, or the first anniversary of his or her first date of absence for any reason other than those specified in Subsection (4)(a) or (4)(b) above.

                  7.       Year of Service.

                  Year of Service means 12 consecutive months of Service.



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                                   SECTION IV
                                  CONTRIBUTIONS

                  1. A Participant shall direct the Participating Employer to make Basic Contributions to the Participant's Account in any whole percentage from 2% to 10% of Earnings on a before-tax basis, as authorized by a salary reduction agreement executed by the Participant and adopted by the Plan Administrator. Such amount shall be deemed to be an employer contribution to the Plan on behalf of the Participant. Notwithstanding the foregoing, any Participant who is eligible to receive a bonus from the Participating Employer shall be permitted to elect to have the Participating Employer contribute a portion of any such bonus to the Plan on the Participant's behalf, provided the amount contributed, together with the Basic Contribution amount set forth above, does not exceed the highest percentage for Basic Contributions set forth above. Any election with respect to a bonus shall be made at least 7 days prior to the date said bonus is paid.

                  A Participant who is Totally Disabled pursuant to Section VIII, Subsection (3) or otherwise on a leave of absence with the Participating Employer's consent, to include layoffs, or in military service in conformity with the Participating Employer's policies, may elect to have the Participating Employer continue to make Basic Contributions under the Plan if Earnings are being continued by the Participating Employer. Under the provisions of Section V, the Plan Administrator may require a reduction in the amount of Basic Contributions to be made by Participating Employers with respect to certain Participants, as defined in Section V, pending the determination by the Plan Administrator of the allowable amount of Basic Contributions pursuant to the maximum deferral percentage permitted under the Code. Contributions by or on behalf of a Participant will terminate coincident with the Participant's Severance Date.

                  A Participant shall always have a nonforfeitable right to his or her contributions made pursuant to Subsection (1), taking into account any gains or losses attributable to such contributions resulting from such Participant's investment directions.

                  2. The percentage of Earnings designated by the Participant as Basic Contributions under Subsection (1) will continue in effect, notwithstanding any change in Earnings, until the Participant elects to change such percentage. A Participant, by filing a written election form with the Plan Administrator at least 10 days prior to the first day of the month for which the election is to become effective, may change the percentage of Basic Contributions once each month, to become effective the first day of the month following the receipt of the election form by the Plan Administrator.

                  3. A Participant, by filing a written election with the Plan Administrator, may elect to suspend Basic Contributions. Such suspension will become effective as soon as administratively possible, but no later than the first day of the calendar month following 30 days after receipt of the election by the Plan Administrator. A suspension of all Basic Contributions will automatically suspend all Matching Contributions. A Participant who suspends all Basic Contributions will not be permitted to resume Basic Contributions for the remainder of the calendar quarter in which contributions were suspended.

                  In order to resume making Basic Contributions, the Participant must follow the procedures outlined in Subsection (1) above. A Participant will not be permitted to make up suspended contributions. A Participant's Basic Contributions will be suspended automatically for any pay period in which the Participant is not in receipt of Earnings. A Participant's Basic Contributions will be suspended automatically upon termination of his or her status as an eligible employee or upon transfer of the Participant to the payroll of a Subsidiary or Affiliated Company which has not adopted this Plan.

                  4. Effective through March 31, 1990, the Participating Employer contributed, out of its accumulated earnings and profits, and paid to the Trustee an additional amount equal to 50% of the first 2% and 25% of the next 2% of Basic Contributions of each Participant employed by it, up to a maximum of 1.5% of the Participant's Earnings (such contributions shall be referred to herein as Pre-ESOP Matching Contributions).

                  5. The contributions referred to in Subsections (1), (4) and
(7) with respect to any payroll period will be made by the Participating Employer to the Trustee with reasonable promptness after the total of the Participant's Basic Contributions during such payroll period has been accurately and finally determined.

                  6. Upon receipt of contributions (including contributions described in Subsections (7), (8) and (9)), the contributions will be credited to the respective Accounts of the Participants as soon as the amounts to be credited to such individual Accounts can be determined, and the Trustee will deal with the contributions so received in accordance with the provisions of this Plan. No part thereof shall be used for, or diverted to, any other purpose, nor shall any part thereof be recoverable by any Participating Employer.



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                  7. Effective April 1, 1990, the Participating Employer shall contribute, out of its accumulated earnings and profits, and pay to the Trustee an additional amount equal to 50% of the first 6% of Basic Contributions of each Participant employed by it, up to a maximum of 3% of the Participant's Earnings (such contributions shall be referred to herein as ESOP Matching Contributions). The Participating Employer's ESOP Matching Contributions on behalf of each Participant shall be allocated to each such Participant's ESOP Matching Contributions Account. ESOP Matching Contributions made pursuant to this Subsection (7) shall be wholly invested in shares of Company Stock.

                  8. The Company may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. Any Acquisition Loan shall be primarily for the benefit of Plan Participants and their beneficiaries. The proceeds of any Acquisition Loan shall be used within a reasonable time only to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. Any Acquisition Loan shall be an obligation of the employee stock ownership plan portion of the Plan and shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. In the event of default under an Acquisition Loan, the value of Trust assets transferred in satisfaction of any Acquisition Loan shall not exceed the amount of default. Any Acquisition Loan may be secured by collateral pledge of the Leveraged Shares so acquired. No other Trust assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust assets other than any Leveraged Shares remaining subject to pledge. Any pledge of Leveraged Shares must provide for the release of shares so pledged on a pro rata basis as principal and interest on the Acquisition Loan is repaid by the Trustee and such Leveraged Shares are allocated to Participants' Accounts as provided under Subsection (9) of this Section IV. Except upon termination of the Plan or the employee stock ownership plan portion of the Plan, as provided in
Section XV, Subsection (6), or upon a Change in Control of the Company, as provided in Section XV, Subsection (7), repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Company) only from ESOP Matching Contributions, from ESOP Contributions paid in cash to enable the Trustee to repay such Loan, from earnings attributable to such contributions, and from any cash dividends received by the Trustee on such Leveraged Shares. In acquiring Leveraged Shares, the Trustee shall pay no more than "adequate consideration" (as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974 ("ERISA")).

                         9.(a) Effective April 1, 1990, for each ESOP Allocation Period during which there are Leveraged Shares in the Company Suspense Account, the Participating Employers shall make ESOP Contributions in an amount sufficient to enable the Trustee, when combined with ESOP Matching Contributions and dividends on Leveraged Shares for such ESOP Allocation Period, to pay any currently maturing obligation under an Acquisition Loan, without regard to the accumulated earnings and profits of each Participating Employer. Notwithstanding the foregoing, the amount of ESOP Contributions required for any ESOP Allocation Period during a Plan Year shall be reduced by the amount, if any, by which the sum of cash dividends on Leveraged Shares and ESOP Matching Contributions for all other ESOP Allocation Periods during that Plan Year exceeds the amount necessary to enable the Trustee to pay any currently maturing obligations under an Acquisition Loan. Each Participating Employer shall contribute a portion of the required ESOP Contribution based on the proportion of the Basic Contributions (only taking into account such contributions equal to six percent (6%) of such Participant's Earnings) made by Participants employed by it during the ESOP Allocation Period preceding a payment date under the Acquisition Loan, to the total of all such Basic Contributions made by all Participants for such ESOP Allocation Period, also limited as described above.

                           (b) Any Leveraged Shares shall initially be credited to the Company Suspense Account and shall be allocated to the Participants' ESOP Matching Contributions Accounts and ESOP Accounts for each ESOP Allocation Period only as payments of principal and interest on the Acquisition Loan used to purchase such Leveraged Shares are made by the Trustee. The number of Leveraged Shares to be released from the Suspense Account as soon as practicable following any amortization of an Acquisition Loan shall equal the number of Leveraged Shares in the Company Suspense Account immediately before release multiplied by a fraction. The numerator of the fraction shall be the amount of ESOP Matching Contributions, ESOP Contributions and any dividends on Leveraged Shares which are applied to the payment of principal and interest on the Acquisition Loan during the ESOP Allocation Period. The denominator of the fraction shall be sum of the numerator plus the principal and interest to be paid for all future periods over the duration of the Acquisition Loan repayment period.

                           (c) As soon as practicable following the release of Leveraged Shares from the Company Suspense Account as a result of a loan amortization payment made in whole or in part with dividends on Leveraged Shares, a portion of the total number of shares so released, calculated separately with respect to each class of Leveraged Shares, shall be released for allocation to the Participants' ESOP Matching Contributions Accounts and ESOP Accounts based on the amount of such dividends used to make the loan amortization payment. The portion so released shall be separately calculated with respect to (i) cash dividends on Leveraged Shares acquired with the proceeds of an Acquisition Loan and held in Participants' ESOP Matching Contributions Accounts and ESOP Accounts (the "Allocated Dividends") and (ii) dividends on Leveraged Shares held in the Company Suspense Account (the "Unallocated Dividends"). The number of released shares with respect to Allocated Dividends shall be the total number of shares released on account of the loan amortization payment multiplied by a fraction. The numerator of the fraction shall be the amount of the Allocated Dividends used to make the loan amortization payment. The denominator of the fraction shall be the fair market value of the total number of shares released as a result of the loan amortization payment. The number of released shares with respect to Allocated Dividends shall be allocated among the Participants in the same proportion that each Participant's Allocated Dividends used to make the loan amortization payment bears to the total amount of such Allocated Dividends.

                                    The number of released shares with respect to Unallocated Dividends shall be the balance of the shares released on account of the loan amortization payment, multiplied by a fraction. The numerator of the fraction shall be the amount of Unallocated Dividends used to make the loan amortization payment. The denominator of the fraction shall be the amount of the loan amortization payment reduced by the amount of Allocated Dividends used to make the loan amortization payment, if any. The number of released shares with respect to Unallocated Dividends shall be allocated among the Participants pursuant to Subsection (e) below.

                           (d) As soon as practicable following the release of Leveraged Shares from the Company Suspense Account as a result of a loan amortization payment made in whole or in part with ESOP Matching Contributions, a portion of the total number of shares so released, calculated separately with respect to each class of Leveraged Shares, shall be released for allocation to the Participants' ESOP Matching Contributions Accounts based on the amount of such ESOP Matching Contributions used to make the loan amortization payment. The number of released shares with respect to ESOP Matching Contributions shall be the total number of shares released on account of the loan amortization payment multiplied by a fraction. The numerator of the fraction shall be the amount of the ESOP Matching Contributions used to make the loan amortization payment. The denominator of the fraction shall be the fair market value of the total number of shares released as a result of the loan amortization payment. The number of released shares with respect to ESOP Matching Contributions shall be allocated among the Participants in the same proportion that the ESOP Matching Contributions with respect to each Participant used to make the loan amortization payment bears to the total amount of such ESOP Matching Contributions.

                           (e) As soon as practicable following the ESOP Allocation Period ending on December 31 in each Plan Year, all Leveraged Shares that have been released from the Company Suspense Account as a result of loan amortization payments made during such Plan Year that have not and will not be allocated pursuant to Subsections (c) and (d) shall, to the extent permissible under the Code, be allocated to the Participants' ESOP Matching Contributions Accounts and ESOP Accounts pursuant to this Subsection (e). The Leveraged Shares allocated to a Participant's ESOP Matching Contributions Account and ESOP Account shall be an amount equal to the total number of such released Leveraged Shares multiplied by a fraction, the numerator of which is the Participant's Basic Contributions made during such Plan Year, only taking into account such contributions equal to six percent (6%) of such Participant's Earnings for the portion(s) of the Plan Year during which such contributions were made, and the denominator of which is the total of all such Basic Contributions made by all Participants for such Plan Year, also limited as described above.

                           (f) Any remaining Leveraged Shares that have been released from the Company Suspense Account and that are not allocated pursuant to Subsection (e) shall be allocated to the ESOP Accounts of all eligible employees in proportion to their respective Earnings for the Plan Year.

                  10. The Company, in its sole discretion, may make ESOP Matching Contributions in any Plan Year on behalf of any other Participating Employer to the extent such other Participating Employer is prevented from making a contribution which it would otherwise have made under the Plan for such Plan Year by reason of having no accumulated earnings and profits or because such profits are less than the Matching Contributions it would otherwise have made. Any such Matching Contribution will be deemed for all purposes, other than under the Code, to have been made by the Participating Employer employing the Participants benefiting from the Matching Contribution.

                11.      (a)        A Participant will become Vested in any
                                    Matching and ESOP Contributions made to the Participant's Account at the rate of one-sixtieth (1/60th) per month of Vesting
                                    Service
                                    in accordance with the following schedule by way of illustration:

       Months of
    Vesting Service                            Vesting Percentage
    ---------------                            ------------------
           1                                           1.67%
           2                                           3.33
           3                                           5.00
           6                                          10.00
           9                                          15.00
          12                                          20.00
          24                                          40.00
          36                                          60.00
          48                                          80.00
          60                                         100.00

                  A Participant shall also be 100% Vested upon (i) attainment of Normal Retirement Age, (ii) Total Disability or (iii) the death of the Participant.

                           (b)      A Participant shall forfeit, upon
                                    termination of his or her employment for reasons other than attainment of Normal Retirement Age, Total Disability or death, any Matching and ESOP Contribution in which he or she is not Vested under (a) above. Any forfeitures under this Subsection 11(b) shall be used to pay the Plan's administrative expenses or to reduce future Matching Contributions of the Participating Employer by which the Participant was employed, as determined by the Committee.

                           (c) Any Participant who incurs a forfeiture under Subsection 11(b) may repay the full amount of any distribution that the Participant received upon termination of employment provided this repayment is before the end of the fifth consecutive year in which the Participant had a Break in Service beginning on the Participant's Severance Date or any anniversary thereof and ending on the fifth anniversary of such date during which the Participant does not complete an Hour of Service.

                                    Upon repayment of the total amount of the distribution received by the Participant, the

                                    Participating Employer shall restore the amount the Participant forfeited under Subsection 11(b) at the time of the distribution to the Participant.

                           (d) Notwithstanding any Plan provision to the contrary, this Plan is established and maintained on the express condition that it will be considered, by the Internal Revenue Service, as qualifying under provisions of the Code. In the event that the Internal Revenue Service refuses to act favorably with respect to a timely request for a determination that the Plan qualifies under the Code, the Plan will be of no effect and the value of all contributions made by Participating Employers and Participants will be returned to the Participating Employers and Participants, respectively, within one year from the date of the denial of the determination. Furthermore, if, or to the extent that, a Participating Employer's deduction for contributions made to the Plan is disallowed, the Participating Employer will have the right to obtain from the Trustee the return of any such contributions for a period of one year from the date of disallowance, and if a Participating Employer's contribution to the Plan is made as a result of a mistake in fact, the Participating Employer will have the right to obtain the return from the Trustee of such contribution for a period of one year from the date the contribution was made.

                  12.      (a)      The term "Rollover Contribution" means
                                    the contribution of a "Rollover Amount", as defined in (c) below, to the Trustee on or before the sixtieth day immediately following the day the contributing
                                    Participant receives the Rollover Amount.

                           (b) Any Participant may, with the approval of the Committee, make a "Rollover Contribution" as defined in (c) below. The Trustee shall credit the amount of any Rollover Contribution to a separate subaccount in the Participant's Account as of the date the Rollover Contribution is made. A Rollover Contribution shall be treated as an after-tax contribution for purposes of investment and distribution and shall be fully Vested on the date of contribution. All Rollover Contributions shall be in cash.

                           (c)      The term "Rollover Amount" means:

                                    (i)      The entire cash amount in an
                                             Individual Retirement Account or
                                             Individual Retirement Annuity (as
                                             defined in Section 408 of the Code)
                                             maintained for the benefit of the
                                             Participant making the Rollover
                                             Contribution, which amount has been
                                             distributed from such Individual
                                             Retirement Account or Individual
                                             Retirement Annuity; and

                                    (ii)    Part or all of the amount received
                                            by such Participant from a trust
                                            described in Section 401(a) of the
                                            Code which is exempt from tax under
                                            Section 501(a) of
                                            the Code.

                  Such amount shall, however, only constitute a Rollover Amount if the amount described in (c)(ii) above is solely attributable to an eligible rollover distribution, as that term is defined in Section 402(c)(4) of the Code, from a trust described in Section 401(a) of the Code, plus the earnings thereon. The term Rollover Amount does not include any amount which is attributable to a distribution from a trust or annuity plan if the Participant who received the distribution was self-employed, within the meaning of Section 401(c)(1) of the Code, at the time contributions to such trust or annuity plan were made on his or her behalf.

                                    SECTION V
                        ADJUSTMENTS TO PLAN CONTRIBUTIONS

1.       Limitation of Deferrals

         (a) This Plan is intended to satisfy the qualification standards generally applicable to profit sharing and stock bonus plans under Section 401(a) of the Code, as well as the requirements for a qualified "cash or deferred" plan under Section 401(k) of the Code. If any provision contained in this Plan is not allowable under the Code or the regulations under Section 401(k) of the Code, a substitute provision which is as close as possible to the unallowable provision, which is allowable under the Code (and regulations) and which best maintains the Plan as originally designed and structured, shall be deemed to stand in the place of the unallowable provision. If any provision required by the Code or by valid regulations is not expressly contained in the Plan, it shall nevertheless be deemed a part of the Plan, and, in the case of a choice among such provisions, that provision shall be deemed chosen which best effects the Plan as originally designed and structured.

         (b) For purposes of this Subsection (1) and, to the extent applicable, Subsection (5), the following terms shall have the following meanings:

                           (i) "Actual Deferral Percentage" with respect to any group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

                           (A) The amount of Basic Contributions paid to the Trust for such Plan Year plus the amount of any Qualified Nonelective Contributions made for the Plan Year, if any, divided by

                           (B)      The Participant's Compensation for such Plan
                                    Year.

                           For purposes of determining Actual Deferral
                           Percentages, any Participant who is suspended from participation in the Plan for any reason shall be treated as an eligible Participant.

                           (ii) "Compensation" shall mean compensation as defined for testing purposes under Section 401(k) of the Code. Effective January 1, 1994, the total Compensation taken into account in any Plan Year for a Participant shall not exceed $150,000 (adjusted for increases in the cost of living prescribed by the Secretary of the Treasury in accordance with Section 401(a)(17)(B) of the Code).

                           (iii) "Excess Basic Contributions" shall mean with respect to each Group B Participant, the amount equal to total Basic Contributions made on behalf of the Participant (determined prior to the application of the leveling procedure described below) minus the product of the Participant's Actual Deferral Percentage (determined after the leveling procedure described below) multiplied by the Participant's Compensation. In accordance with the regulations issued under Section 401(k) of the Code, Excess Basic Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Group B Participant with the highest such percentage shall be reduced to the extent required to enable the limitation of Subsection (1)(c) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Group B Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Group B Participant with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitation of Subsection (1)(c) is satisfied. Excess Basic Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Basic Contributions (and amounts treated as Basic Contributions) of each family member that is combined to determine the combined Actual Deferral Percentage.

                           (iv) "Group B Participant" shall mean a Participant who during the Plan Year is a highly compensated employee within the meaning of Section 414(q) of the Code and any regulation, notice or other guidance issued by the Internal Revenue Service thereunder. The determination of whether an individual is a highly compensated employee may be made by the Plan Administrator on the basis of any election provision permitted under such regulation, notice or other guidance. A "Group A Participant" means a Participant other than a Group B Participant.

                           (v) "Qualified Nonelective Contributions" shall mean contributions made pursuant to Subsection (e) to the Accounts of Group A Participants, as defined in
                           Section 401(m)(4)(C) of the Code.

         (c) The Code requires that the Actual Deferral Percentage for Group B Participants not exceed a certain multiple of the Actual Deferral Percentage for Group A Participants. The requirements of the Code are satisfied if either (i) the Actual Deferral Percentage for Group B Participants is not more than 1.25 times the Actual Deferral Percentage for Group A Participants, or (ii) the Actual Deferral Percentage for Group B Participants is not more than 2.0 times, but not more than 2 percentage points in excess of, the Actual Deferral Percentage for Group A Participants.

         (d) If the limitation under Subsection (1)(c) is exceeded in any Plan Year, the Plan Administrator may, in accordance with regulations issued under Section 401(k)(3) of the Code, authorize or require the recharacterization of all or part of any Excess Basic Contributions with respect to any Group B Participant as after-tax contributions up to an amount necessary to assure that the limitation in that Plan Year is not exceeded.

         (e) To the extent the limitation under Subsection (1)(c) continues to be exceeded following any recharacterization pursuant to Subsection (1)(d), or if such recharacterization is not made, a Participating Employer may, in the discretion of the Board of Directors of the Company, make additional contributions to the Accounts of Group A Participants, which additional contributions shall be Qualified Nonelective Contributions up to an amount necessary to assure that the limitation in that Plan Year is not exceeded.

         (f) To the extent the limitation under Subsection (1)(c) continues to be exceeded following such recharacterization or making of Qualified Nonelective Contributions, or if such recharacterization or additional contributions are not made, the Excess Basic Contributions made on behalf of Group B Participants with respect to a Plan Year and income allocable thereto shall then be distributed to such Group B Participants as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of income allocable to Excess Basic Contributions shall be determined in accordance with the regulations issued under Section 401(k) of the Code.

         (g) The Plan Administrator may utilize any combination of the methods described in the foregoing Subsections (d), (e) and
                  (f) to assure that the limitation of Subsection (1)(c) is satisfied.

         (h) Notwithstanding the limitation of Subsection (1)(c), in no event may the amount of Basic Contributions to the Plan, in addition to all such salary reduction contributions under all other cash or deferred arrangements (as defined in Section 401(k) of the Code) in which a Participant participates, exceed $7,000

                  (adjusted for increases in the cost-of-living under Section 402(g) of the Code) in any calendar year. If a Participant participates in another cash or deferred arrangement in any calendar year and his total Basic Contributions under the Plan and such other plan exceed $7,000 (as adjusted) in a calendar year, he may request to receive a distribution of the amount of the excess deferral (a deferral in excess of $7,000 (as adjusted)) that is attributable to Basic Contributions in the Plan together with earnings thereon, notwithstanding any limitations on distributions contained in the Plan. Such distribution shall be made by the April 15 following the Plan Year of the Basic Contribution provided that the Participant notifies the Plan Administrator of the amount of the excess deferral that is attributable to a Basic Contribution to the Plan and requests such a distribution. The Participant's notice must be received by the Plan Administrator no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Basic Contributions to the Plan shall be subject to all limitations on withdrawals and distributions in the Plan.

2.       Limitation of Contributions

         (a) In order to ensure the continued qualified status of the Plan under Section 401(a) of the Code, the Plan must provide limits on the amount of contributions and forfeitures that may be allocated to the Account of a Participant in a Plan Year. The provisions of this Subsection (2) are intended to effect compliance with the subject Code provisions, namely, Sections 401(a)(16) and 415 of the Code, as the same may be applicable, and with the regulations which may be issued thereunder.

         (b) Notwithstanding any provision contained in any other Section of this Plan to the contrary, the total Annual Addition with respect to a Participant for any calendar year shall not exceed the lesser of (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the calendar year); or (ii) 25% of the Participant's compensation for such year. The otherwise permissible Annual Additions for any Participant under this Plan may be further reduced to the extent necessary to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on contributions for the account of and benefits payable to

                  Participants who also may be participating in another tax qualified pension, profit sharing, savings, or stock bonus plan of the Participating Employer or of another company in the commonly controlled group (as defined in Subsection (2)(f) of this Section V) which includes the Participating Employer.

                  In any case where an Acquisition Loan has been made to finance the acquisition of Leveraged Shares for the Trust or to repay a prior Acquisition Loan, the amount of ESOP Contributions which is considered an Annual Addition for the calendar year shall be calculated with respect to the portion of such contributions which is used to repay principal on the Acquisition Loan during such Plan Year and not with respect to the Leveraged Shares which are allocated to the Participant's ESOP Account during such Plan Year. Notwithstanding the foregoing, with respect to all components of the Annual Additions other than ESOP Contributions, the limitation prescribed in (i) shall be equal to $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the calendar year).

         (c) The sum of the Participant's defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) shall not exceed 1.0. In the event a reduction in a Participant's benefits or contributions under one or more of the Company's defined benefit or defined contribution plans is required under this Subsection (2), Annual Additions to the Participant's Account under this Plan shall be restricted before any reduction is required under any other defined benefit or defined contribution plan of the Company. Notwithstanding the foregoing, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code as amended by the Tax Reform Act of 1986 does not exceed 1.0 for any calendar year.

         (d) If the limitations of Subsection (2)(c) would be exceeded when this Plan is considered in combination with other qualified defined contribution plans, the excess shall be eliminated by first reducing allocations (other than allocations subject to the special limitation of Code Section 415(c)(6)) under such other plans as provided therein, provided that such allocations shall be reduced only if and to the extent necessary to comply with Subsection
                  (2)(c). If contributions to this Plan by or on behalf of a Participant are to be reduced as a result of this Subsection
                  (2), such reduction shall be effected by reducing the amount of such Participant's Basic Contributions. If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation, or under the limited facts and circumstances which the Commissioner finds justify the availability of the rules set forth in Subsections
                  (i)-(iv) of this Subsection (d), the allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Plan Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that calendar year if they are treated as follows:

                  (i) The excess amounts in the Participant's Account consisting of after-tax contributions and any increment attributable thereto shall be paid to the Participant as soon as administratively feasible.

                  (ii) The excess amounts in the Participant's Account consisting of Matching Contributions and ESOP Contributions shall be used to reduce Matching Contributions and ESOP Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Plan Year. However, if that Participant is not covered by the Plan as of the end of the Plan Year, then the excess amounts must be held unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Plan Year, other than the first Plan Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Code Section 415) before any contributions which would constitute Annual Additions may be made to the Plan for that Plan Year. Furthermore, the excess amounts must be used to reduce ESOP Contributions and Matching Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the remaining Participants in the Plan.

                  (iii) In the event of termination of the Plan the suspense account described in (ii) above shall revert to the Company to the extent it may not then be allocated to any Participants' Accounts.

                  (iv) Notwithstanding any other provisions in this Subsection, with respect to a Participant who cannot receive an allocation to his Participant ESOP Account, no amount shall be allocated to the Account of the Participant under this Plan after the actual allocation date under the Plan for such Plan Year until all amounts held in the Plan's suspense account, if any, have been allocated.

         (e) The Plan Administrator shall advise an affected Participant of any limitation on his or her Annual Addition required by this Subsection (2).

         (f) In applying the provisions of this Subsection (2), all defined contribution plans of the Company and defined contribution plans of all companies in a commonly controlled group which includes the Company will be considered as a single defined contribution plan and all defined benefit plans of the Company and defined benefit plans of such companies will be considered a single defined benefit plan. In the case of a Participating Employer which is not part of a commonly controlled group with the Company, as described in the preceding sentence, the provisions of the previous sentence will apply separately to the Participating Employer. For purposes of this Subsection (2), a commonly controlled group is either (i) a controlled group of corporations, or (ii) a group of two or more trades or businesses under common control (as these terms are defined for purposes of Section 414(b) and (c), as modified by Section 415(h), of the Code).

         (g) If the Annual Additions to a Participant's Account have exceeded any of the foregoing limitations, the Basic Contributions made by the Participant (and the income attributable to such contributions) which caused the excess shall be returned to the Participant. If the Annual Additions to a Participant's Account continue to exceed the foregoing limitations, and if the Participant's returned contribution gave rise to a Matching Contribution under Section IV, Subsection (7), such Matching Contributions and any forfeitures allocated to the Participant's Account as of the close of a Plan
                  Year will be allocated and reallocated to the Accounts of all Participants not affected by this Subsection (2) as an additional Matching Contribution in proportion to the amount of all other Matching Contributions allocated to each Participant's Account in the Plan Year in which such reduction occurred, to the extent necessary to comply with the foregoing limitations.

         (h) In applying the foregoing rules, a contribution returned to a Participant shall in the first instance be deemed as being made from a Participant's total contributions in excess of six percent (6%) of his or her Earnings, if any, and thereafter as being made from other contributions of the Participant.

         (i) For purposes of this Subsection (2), the term "Annual Addition" means the sum for any Plan Year of:

                  (1)      Matching Contributions and ESOP Contributions;

                  (2)      Basic Contributions;

                  (3) any after-tax contributions attributable to the Participant;

                  (4)      forfeitures; and

                  (5) amounts described in Sections 415(1)(1) and 419(d)(2) of the Code.

3. For purposes of Subsection (1), Subsection (2), Subsection (5), and Subsection (6) of this Section V, the term "compensation" means a Participant's wages, salaries, and other amounts received for personal services actually rendered during a calendar year, excluding deferred compensation, stock options, and other distributions which receive special tax benefit, as defined pursuant to Section 415(c)(3) of the Code and the regulations and other guidance issued pursuant thereto.

4.       Top-Heavy Provisions

         (a) If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Subsection (4) will supersede any conflicting provisions in the Plan.

         (b) For purposes of this Subsection (4), the following terms shall have the following meanings:

                  (i) "Key employee" means (1) any employee or former employee (and the Beneficiaries of such employee) who at any time during the determination period was an officer of a Participating Employer if such individual's annual compensation exceeds 50% of the dollar limitation under
                  Section 415(b)(1)(A) of the Code; (2) any employee who is an owner (or one considered to be an owner under Section 318 of the Code) of one of the ten largest interests in a Participating Employer owned by employees if such individual's compensation exceeds 100% of the dollar limitation under
                  Section 415(c)(1)(A) of the Code; (3) an employee who is a five-percent owner of a Participating Employer; or (4) an employee who is a one-percent owner of a Participating Employer and who has annual compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key employee will be made under
                  Section 415(i)(1) of the Code and the regulations thereunder.
                  (ii) "Top-Heavy Ratio" means a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date) and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. For purposes of determining the Top-Heavy Ratio, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in
                  Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key employee, but who was a Key employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Participating Employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

                  (iii) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  (iv) "Required Aggregation Group" means (1) each qualified plan in which at least one Key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan which enables a plan in which a Key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

                  (v) "Determination Date" means, for any Plan Year, the last day of the preceding Plan Year.

                  (vi) "Valuation Date" means the date which is used to calculate the value of account balances or accrued benefits for purposes of determining the Top-Heavy Ratio. In the case of this Plan, the Valuation Date shall be the Determination Date.

         (c) For any Plan Year, this Plan is a Top-Heavy Plan if any of the following conditions exist: (1) if the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of a Required Aggregation Group or Permissive Aggregation Group of plans; (2) if this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or (3) if this Plan is a part of a

                  Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

         (d) If this Plan ever becomes a Top-Heavy Plan, then the Participating Employer shall contribute to the Account of each Participant who is not a Key employee the greater of:

                  (1) The Matching Contribution to which the Participant is otherwise entitled under the provisions of this Plan without regard to this Subsection (4), or

                  (2) An amount equal to 3% of the Participant's compensation, as defined in Subsection (3) of this
                           Section V, for the Plan Year.

                  Any such minimum contribution shall be made on behalf of each Participant who is not a Key employee without regard to whether or not the Participant has separated from service and without regard to whether the Participant has made Basic Contributions. In addition, in determining the amount of any such minimum contribution, Basic and Matching Contributions and any Social Security contribution made on behalf of any Participant shall not be taken into account.

         (e) If this Plan ever becomes a Top-Heavy Plan, then the extent to which a Participant has a nonforfeitable right to Matching and ESOP Contributions shall be determined in accordance with the provisions of this Plan other than this Subsection (4) or in accordance with Subsection
                  (4)(f) below, whichever provision results in a nonforfeitable right to a greater percentage of Matching and ESOP Contributions allocated to the Participant's Account under this Plan.

         (f) The Participant's nonforfeitable right to a percentage of Matching and ESOP Contributions allocated to his or her Account under this Subsection (4)(f) shall be determined in accordance with the following table:

                                                                       Nonforfeitable
                  Years of Service                                      Percentage
                  ----------------                                      ----------
                           2                                                    20
                           3                                                    40
                           4                                                    60
                           5                                                    80
                           6 or more                                           100

                  Notwithstanding the foregoing, in no event will a Participant's nonforfeitable right to a percentage of Matching and ESOP Contributions be less than his or her nonforfeitable right determined prior to the Plan's becoming a Top-Heavy Plan.

         (g) For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of Subsection (2)(c) of this Section V shall be applied by substituting "1.0" for "1.25" wherever it appears therein.

5.       Actual Contribution Percentage Tests - Basic Accounts

         (a) Notwithstanding anything herein to the contrary, in no event may ESOP Matching Contributions and after-tax contributions (including Basic Contributions which are recharacterized pursuant to Subsection (1)(d), if any) made on behalf of all Group B Participants with respect to any Plan Year result in a Contribution Percentage for such group of employees which exceeds the greater of (i) or (ii) below, where:

                  (i) is an amount equal to 125% of the Contribution Percentage for all Group A Participants in the Plan; and

                  (ii) is an amount equal to the sum of the Contribution Percentage for all Group A Participants in the Plan and 2%, provided that such amount does not exceed 200% of the Contribution Percentage for all Group A Participants or such lesser amount as prescribed in regulations issued by the Secretary of the Treasury to prevent the multiple use of this alternative limitation with respect to any Group B Participant.

         (b) For purposes of this Subsection (5), the following terms shall have the following meanings:

                  (i) "Compensation" shall mean "compensation" as determined under Subsection (1)(b)(ii).

                  (ii) "Contribution Percentage" with respect to any specified group of actively employed Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of

                  (A) the amount of ESOP Matching Contributions, and any Basic Contributions recharacterized pursuant to Subsection (1)(d), Basic Contributions treated as Matching Contributions pursuant to Subsection

                  (5)(d), and any Qualified Nonelective Contributions or additional Matching Contributions made pursuant to Subsection
                  (5)(d), paid to the Trust on behalf of each such Participant for such Plan Year, to

                  (B) the Participant's Compensation for such Plan Year.

                  For purposes of determining Contribution Percentages, any Participant who is suspended from participation under the Plan shall be treated as an eligible Participant.

                  (iii) "Excess Aggregate Contributions" shall mean with respect to each Group B Participant, the amount equal to the total ESOP Matching Contributions made on his behalf and any Basic Contributions which are recharacterized pursuant to Subsection
                  (1)(d) determined prior to the application of the leveling procedure described below minus the product of the Participant's Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Participant's Compensation. Under the leveling procedure, the Contribution Percentage of the Group B Participant with the highest such percentage is reduced to the extent required to enable the limitation of Subsection (5)(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Participant's Contribution Percentage to equal that of the Group B Participant with the next highest Contribution Percentage. This leveling procedure is repeated until the limitation of Subsection (5)(a) is satisfied. In no case shall the amount of Excess Aggregate Contributions with respect to any Group B Participant exceed the Matching Contributions made on behalf of such Participant in any Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the ESOP Matching Contributions and any Basic Contributions which are recharacterized pursuant to Subsection
                  (1)(d) of each family member that is combined to determine the combined Contribution Percentage.

                  (iv) "Group B Participant" shall have the same meaning as in Subsection (1)(b)(iv).

                  (v) "Qualified Nonelective Contributions" shall mean contributions made pursuant to Subsection (5)(d) to the Accounts of Group A Participants, as defined in Section 401(m)(4)(C) of the Code.

         (c) The Plan Administrator shall be authorized to implement rules authorizing or requiring reductions in contributions that may be made by Group B Participants during the Plan Year (prior to any contributions to the Trust) so that the limitation of Subsection (5)(a) is satisfied.

         (d)      Notwithstanding any reductions pursuant to Subsection
                  (c), if the limitation under Subsection (5)(a) is exceeded, a Participating Employer may, in the discretion of the Board of Directors of the Company, make additional contributions to the Accounts of Group A Participants up to an amount necessary to assure that the limitation under Subsection (5)(a) is satisfied, which additional contributions shall either be Qualified Nonelective Contributions or additional Matching Contributions under
                  Section IV, Subsection (7). In addition, in accordance with regulations issued under Section 401(m) of the Code, the Plan Administrator may elect to treat amounts attributable to Basic Contributions as such additional Matching Contributions solely for the purposes of satisfying the limitation of Subsection (5)(a).

         (e) If the limitation under Subsection (5)(a) continues to be exceeded following such Qualified Nonelective Contributions or additional Matching Contributions, if any, the Excess Aggregate Contributions made with respect to Group B Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Group B Participants in an amount equal to each such Participant's after-tax contributions (including recharacterized Basic Contributions) with respect to which no Matching Contributions were made.

         (f) If the limitation under Subsection (5)(a) continues to be exceeded following any contributions described in Subsection (d) and any distributions described in Subsection (e), the amount of the Excess Aggregate Contributions attributable to recharacterized Basic Contributions with respect to which Matching
                  Contributions were made and Matching Contributions and any income attributable to either such amounts, shall be distributed to Group B Participants to the extent vested pursuant to Section IV, Subsection (11) of the Plan or if not vested, forfeited. Any such forfeitures shall be utilized to pay the Plan's administrative expenses or to reduce future Matching Contributions, as determined by the Committee. The amount of Excess Aggregate Contributions to be distributed or forfeited pursuant to this Subsection (f) shall be determined on a pro rata basis in proportion to the Matching Contributions made on behalf of such Group B Participant for the Plan Year.

         (g) All Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year in which they occur, but no later than twelve months after the close of the Plan Year. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under Section 401(m) of the Code. The Plan Administrator is authorized to implement rules under which it may utilize any combination of the methods described in the foregoing Subsections (c), (d), (e) and
                  (f) to assure that the limitation of Subsection (5)(a) is satisfied.

6.       Actual Contribution Percentage Tests - Participant ESOP
         Accounts

         (a) Notwithstanding anything herein to the contrary, in no event may ESOP Contributions made on behalf of all Group B Participants with respect to any Plan Year result in an ESOP Contribution Percentage for such group of employees which exceeds the greater of (i) or (ii) below, where:

                  (i) is an amount equal to 125% of the ESOP Contribution Percentage for all Group A Participants in the Plan; and

                  (ii) is an amount equal to the sum of the ESOP Contribution Percentage for all Group A Participants in the Plan and 2%, provided that such amount does not exceed 200% of the ESOP Contribution Percentage for all Group A Participants or such lesser amount as prescribed in regulations issued by the Secretary of the Treasury to prevent the multiple use of this alternative limitation with respect to any Group B Participant.

         (b) For purposes of this Subsection (6), the following terms shall have the following meanings:

                  (i) "Compensation" shall mean "compensation" as determined under Subsection (1)(b)(ii).

                  (ii) "ESOP Contribution Percentage" with respect to any specified group of actively employed Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of

                  (A) the amount of ESOP Contributions paid to the Trust on behalf of each such Participant for such Plan Year, to

                  (B) the Participant's Compensation for such Plan Year.

                  For purposes of determining ESOP Contribution Percentages, any Participant who is suspended from participation under the Plan shall be treated as an eligible Participant.

                  (iii) "Excess Aggregate ESOP Contributions" shall mean with respect to each Group B Participant, the amount equal to the total ESOP Contributions made on his behalf determined prior to the application of the leveling procedure described below minus the product of the Participant's ESOP Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Participant's Compensation. Under the leveling procedure, the ESOP Contribution Percentage of the Group B Participant with the highest such percentage is reduced to the extent required to enable the limitation of Subsection (6)(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Participant's ESOP Contribution Percentage to equal that of the Group B Participant with the next highest ESOP Contribution Percentage. This leveling procedure is repeated until the limitation of Subsection (6)(a) is satisfied. Excess Aggregate ESOP Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the ESOP Contributions of each family member that is combined to determine the combined ESOP Contribution Percentage.

                  (iv) "Group B Participant" shall have the same meaning as in Subsection (1)(b)(iv).

         (c) If the limitation under Subsection (6)(a) is exceeded, the Excess Aggregate ESOP Contributions made with respect to Group B Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Group B Participants to the extent vested pursuant to
                  Section IV, Subsection (11) of the Plan or if not vested, forfeited, as soon as practicable after the close of the Plan Year in which they occur, but no later than twelve months after the close of the Plan Year. Any such forfeitures shall be utilized to pay the Plan's administrative expenses or to reduce future Matching Contributions, as determined by the Committee. The amount of income allocable to Excess Aggregate ESOP Contributions shall be determined in accordance with the regulations issued under Section 401(m) of the Code.

7.       Failure to Initially Qualify ESOP Portion of Plan

                  In no event shall any part of the corpus or the income of the Plan, including the ESOP portion of the Plan, be used for, or diverted to, any purpose other than the exclusive benefit of Participants, former Participants and their beneficiaries hereunder. Notwithstanding the foregoing, in the event that an ESOP Contribution is conditioned upon initial qualification of the ESOP portion of the Plan under Section 401(a) of the Code, and the Plan does not so qualify, the contribution may be returned to the Participating Employers within one year after the denial of qualification.

                                   SECTION VI
                              INVESTMENT DIRECTIONS

1. A Participant shall, by telephone pursuant to the Plan's voice response system, direct that his or her Account (other than amounts in his or her ESOP Account and ESOP Matching Contributions Account), including his or her Basic Contributions and Pre-ESOP Matching Contributions, shall be invested in any whole percentage in the Funds described or provided for below subject to any restrictions specified hereunder or otherwise by the Committee:

         (a) VF Corporation Stock Fund: Monies shall be invested in common stock of the Company purchased on the open market at the then prevailing price on the New York Stock Exchange on the date of purchase or in a private transaction with a seller other than the Company.

         (b) Other Fund(s): Such other Fund or Funds as shall be specified from time to time by the Committee for investment direction by Participants in accordance with this Section VI.

                  Notwithstanding any of the foregoing provisions of this Subsection (1), the Trustee may hold such portion of the assets of any of the Funds in cash or short-term investments as the Committee deems necessary to meet expenses and the near-term distribution and transfer requirements of the Funds.

                  The Committee may from time to time, at its discretion, add Funds to, or delete Funds from, the listing of Funds made available for investment direction pursuant to this Subsection.

                  Notwithstanding the foregoing, no more than 50% of the Participant's Basic Contributions, Rollover Contributions and Pre- ESOP Matching Contributions may be invested in the VF Corporation Stock Fund. The Committee shall have the authority to prescribe such additional rules, regulations and restrictions as it deems necessary regarding the Funds and investment directions under this Section VI.

2. The investment election by a Participant will continue in effect until changed by the Participant pursuant to the Plan's voice response system. A Participant may change the investment election with respect to future Basic Contributions effective on the first day of any month, provided the change direction through the Plan's voice response system is made by 5:00 p.m. (EST) on or before the 28th day of the previous month (or such other deadline as shall be specified by the Committee).

3. A Participant may transfer the investment of the portion of the Participant's Account specified in Subsection (1) above, in any whole percentage, among the various Funds subject to the restrictions on investment in the VF Corporation Stock Fund set forth in Subsection (1) above. Any transfer direction made by 5:00 p.m. (EST) on or before the 28th day of a month (or such other deadline as shall be specified by the Committee) shall become effective on the first day of the following month.

4. Any Participant who has attained age 55 and completed at least ten (10) years of participation in the Plan since January 15, 1990 shall, to the extent not otherwise provided for under the Plan, be permitted to direct in writing that a portion of the Participant's

Account equal to up to 25% of the value of his or her ESOP Account and ESOP Matching Contributions Account be invested in accordance with any of the investment Funds permitted under Section VI. Such direction may be made within 90 days after the close of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, such a Participant may, to the extent not otherwise provided for under the Plan, direct the investment of a portion of the Participant's Account equal to up to 50% of the value of his or her ESOP Account and ESOP Matching Contributions Account. Such directions shall be in accordance with any notice, rulings, or regulations or other guidance issued by the Internal Revenue Service with respect to Code Section 401(a)(28)(B). For this purpose, the term "Qualified Election Period" shall mean the six (6) Plan Year period beginning with the later of the Plan Year in which the Participant attained age 55 or completed ten (10) years of participation in the Plan since January 15, 1990. Further, the amount which may be directed by the Participant shall be based in each instance on the balance of such allocated Company Stock in the Participant's ESOP Account and ESOP Matching Contributions Account as of the end of the prior Plan Year, reduced by any amounts previously directed during the Qualified Election Period. For this purpose, the value of a Participant's ESOP Account and ESOP Matching Contributions Account shall be determined by valuing the Company convertible preferred stock at fair market value, as determined annually by an independent appraiser.

                                   SECTION VII
                       VALUATION OF PARTICIPANTS' ACCOUNTS

1. The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. Each Account shall be maintained with appropriate subaccounts to reflect the Participant's type of contribution and investment choices selected from the Funds offered under Section VI, Subsection (1). The maintenance of individual Accounts is for accounting purposes only, and a segregation of the assets of the Trust to each Account and/or subaccount shall not be required. Distributions, withdrawals and loans made from an Account shall be charged to the Account as of the first day of the month in which the distribution, withdrawal or loan is made.

2. (a) As of each Valuation Date, the Committee shall cause all Trust assets to be valued at current fair market value and shall determine the income of the Funds for the month then ended. In determining the current fair market value of any Trust asset other than Company common stock, the Committee shall use, or cause the use of whatever valuation method it deems best, provided that such method is consistently applied and is permitted under applicable law. In determining the fair market value of Company common stock, unless otherwise provided by applicable law, the Committee shall prescribe the use of the closing sale price on the New York Stock Exchange for the day during which the most recent trade of such stock has occurred, including the current Valuation Date.

                  Notwithstanding the foregoing, Company Stock held in Participants' ESOP and Matching Contributions Accounts shall be valued annually, or at the discretion of the Plan Administrator, more frequently. The valuation as of the Plan Year end of Company Stock which is not readily tradable on an established securities market shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Section 170(a)(1) of the Code. Interim valuations as of the last day of each other month of Company Stock which is convertible preferred stock not readily tradable on an established securities market shall use 160% of the fair market value of Company common stock or $30.875 per share, whichever is greater.

                  In determining the income of the respective Funds, expenses directly attributable to a particular Fund shall be allocated thereto, while expenses not directly attributable to a particular Fund shall be paid by the Company.

         (b) The income determined for a particular Fund pursuant to (a) above shall be allocated to those Participants, former Participants for whom an Account is maintained and Beneficiaries who have subaccount balances in such Fund as of the current Valuation Date in the proportion that each such subaccount balance as of the immediately preceding Valuation Date (less withdrawals since such date) bears to the total of all such subaccount balances on such immediately preceding Valuation Date (less withdrawals since such date), including one-half of any Basic Contributions made after such immediately preceding Valuation Date but allocated to such subaccount as of such day.

         (c) All cash dividends on Leveraged Shares shall be utilized to repay an Acquisition Loan related to such shares and shall be allocated as described under Section IV, Subsection (9).

                                  SECTION VIII
                                  PLAN BENEFITS

1. Normal Retirement. Upon termination of employment on or after the Participant's Normal Retirement Age, a Participant shall be entitled to a benefit based on the balance of the Participant's Account distributed in a manner provided in Section IX.

2. Death. In the event of the death of a Participant prior to commencement of benefits described in Subsections (1) and (3), the Participant's Beneficiary shall be entitled to a benefit based on the balance of the Participant's Account distributed in a manner provided in Section IX.

3. Total Disability. In the event of a physical or mental impairment that would qualify a Participant for disability benefits under a long term disability benefits plan maintained by the Company and/or eligibility for disability benefits under the Social Security Act, the Participant may receive the full value of his or her Participant's Account distributed in a manner provided in
Section IX. All determinations of total disability for purposes of this Plan will be based on the fact that the Participant is in receipt of disability payments under the above referenced disability benefits plans.

4. Other Termination of Employment. Upon termination of employment prior to the Participant's Normal Retirement Age for any reason other than death or total disability (as defined in Subsection (3)), a Participant shall be entitled to a benefit based on the Vested portion of the Participant's Account distributed in a manner provided in Section IX.

5. Beneficiary. Each Participant will designate (subject to the provisions of Section IX, Subsection (3)) the Beneficiary (along with alternate beneficiaries) to whom, in the event of the Participant's death, any benefit is payable hereunder. Each Participant has the right to change any designation of Beneficiary and such change automatically revokes any prior designation. A designation or change of Beneficiary must be in writing on forms supplied by the Plan Administrator and any change of Beneficiary will not become effective until the change of Beneficiary is filed with the Plan Administrator whether or not the Participant is alive at the time of such filing, provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant's last designation and prior to the time such change was received by the Plan

Administrator. The interest of any Beneficiary who dies before the Participant will terminate unless otherwise provided. If a Beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan will be paid to the Spouse of the Participant if living at the time of payment, otherwise in equal shares to such of the children of the Participant as may be living at the time of payment, provided, however, that if there is no surviving Spouse or child at the time of payment, such payment will be made to the estate of the Participant.

6. Valuation Date to be Used for Computation of Benefits. If a Participant, former Participant or Beneficiary becomes entitled to a benefit pursuant to this
Section VIII, the value of the Account available to be distributed shall be determined as of the last day of the month in which the Participant or Beneficiary, as applicable, files a written request for payment of benefits with the Plan Administrator, provided such request is filed on or before the 28th day of the month.

                  For purposes of Subsection (1), the event occasioning the benefit shall be the Participant's termination of employment on or after his Normal Retirement Age other than by reason of death. For purposes of Subsection
(2), the event occasioning the benefit shall be the death of the Participant prior to the commencement of a benefit described in Subsection (1) or (3). For purposes of Subsections (3) and (4), the event occasioning the benefit shall be the date the Participant's employment terminates.

                                   SECTION IX
                               PAYMENT OF BENEFITS

1. Subject to the provisions of Subsections (3) and (7), the normal form for the payment of benefits under the Plan shall be a lump-sum payment in cash.

2.       (a) Subject to the provisions of this Subsection (2) and Subsections
         (3) and (7), a Participant or former Participant (hereinafter in this Section IX referred to as "Participant") shall be entitled to elect, in writing on a form prescribed by the Committee, one of the following optional forms for the payment of benefits:

                  (i) A single lump-sum payment in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance of Participant's Account in cash, or a lesser number of shares of Company common stock and the balance of Participant's Account in cash, or

                  (ii) In the form of an annuity providing installment payments in cash over a period certain not to exceed 10 years.

Any such election of an optional form of payment may be made or changed at any time prior to the payment or commencement of benefits, but shall thereafter be irrevocable. In the absence of a valid election, a Participant shall be deemed to have elected the normal form of payment under Subsection (1).

             (b)(i) In no event shall a Participant be permitted to elect an annuity form of installment payments for a period certain extending beyond the life expectancy of the Participant, or the joint and last survivor expectancy of the Participant and designated Beneficiary.

               (ii) In no event shall a Participant be permitted to elect an annuity form of installment payments that provides more than 50% of the value of the Participant's Account to be paid to a Beneficiary other than the Spouse.

              (iii) If an Account is to be distributed in other than a lump-sum, the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the value of the Account by the life expectancy of the Participant, or the joint and last survivor expectancy of the Participant and Beneficiary. For this purpose, a Participant's life expectancy may not be recalculated more frequently than annually, and a non-spouse Beneficiary's life expectancy may not be recalculated.

3. (a) A written notification will be provided by the Committee to each Plan Participant no less than 30 days and no more than 90 days before the distribution date, informing the Participant of the normal and optional forms of payment under Subsections (1) and (2), and requesting the Participant to elect one of the available forms and to designate a Beneficiary. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that:

                (i) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and a particular distribution option); and

               (ii) The Participant, after receiving the notice, affirmatively elects a distribution.

         (b) Notwithstanding the foregoing, a married Participant may not designate a Beneficiary other than his or her Spouse, unless:

                  (i) The Spouse of the Participant consents to such election in writing on a form prescribed by the Committee, and the Spouse's consent is witnessed by a notary public or a Plan representative (as designated by the Committee); or

                  (ii) It is established to the satisfaction of the Committee that the spousal consent required by (i) above may not be obtained because there is no Spouse, the Spouse cannot be located, or other circumstances as the Secretary of the Treasury may prescribe by regulations prevent obtaining such spousal consent.

4. (a) All distributions of Plan benefits will be made or commence to be made at the end of the month in which the Participant becomes totally disabled, dies, retires or terminates employment, or as soon thereafter as practicable, but in no event later than 60 days after the end of the Plan Year containing the event giving rise to the payment of benefits, e.g., disability, termination of employment, death or retirement.

         (b) Notwithstanding any provision of the Plan to the contrary, the Plan benefits of a Participant must be distributed or commence to be distributed as soon as practicable after the Participant attains age 70 1/2, and in no event later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. If a Participant remains in active employment beyond age 70 1/2, such Participant may continue to participate in the Plan, and a distribution of the total value of the Participant's Account as of the last day of each subsequent Plan Year shall be made.

5. If a Participant dies after distribution of his Account has commenced, any additional benefits to which his Beneficiary (including his Spouse) may be entitled in accordance with the provisions of the Plan will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death. If a Participant dies before distribution of his Account commences, any benefits to which his Beneficiary (including his Spouse) may be entitled in accordance with the provisions of the Plan will be distributed no later than five years after the Participant's death, except to the extent that the Committee permits the Beneficiary to elect that distributions be made in substantially equal installments in cash over a period certain not to exceed 10 years (but in no event longer than the life expectancy of the Beneficiary), commencing no later than one year after the Participant's death.

6. Notwithstanding anything in this Plan to the contrary, and subject to Subsection (7), if the Vested portion of a Participant's Account is $3,500 or less and he separates from service for reasons other than attainment of Normal Retirement Age or total disability (as defined in Section VIII, Subsection (3)), distribution of such Vested portion shall be made as soon as practicable following the month end coincident with or next following his or her termination of employment, in an amount determined as of such month end.

                  In any other event, a Participant who terminates employment may elect to defer distribution of his or her Account balance until the attainment of Normal Retirement Age. Any such Participant may continue to direct the investment of his or her Account to the extent provided under Section VI, and may request distribution of such Account balance at any time. In the event of the Participant's death before receiving his or her deferred distribution, the total value of the deceased Participant's Account will be distributed immediately to such Participant's Beneficiary, subject to Subsections (5) and
(7) of this Section IX.

                  The non-vested portion of a Participant's Account shall be forfeited upon complete distribution of the Vested portion of the Participant's Account following termination of employment, or if earlier, after the Participant incurs five consecutive one-year Breaks-in-Service.

7. Notwithstanding anything in the Plan to the contrary, any Participant who is entitled to receive a distribution from his or her ESOP Account and ESOP Matching Contributions Account (other than upon Plan termination) shall have the right to direct the Trustee to either: (a) sell to the Company the Company convertible preferred stock in his or her ESOP Account and ESOP Matching Contributions Account; or (b) convert the shares of the Company convertible preferred stock in his or her ESOP Account and ESOP Matching Contributions Account into shares of Company common stock, whichever shall result in the greater value to the Participant. After making such direction, a Participant may elect to receive the entire amount in his or her ESOP Account and ESOP Matching Contributions Account in the form of Company common stock or cash. If an election is made to receive the entire amount in his or her ESOP Account and ESOP Matching Contributions Account in the form of Company common stock:

(i) where the Participant has directed the Trustee to convert the shares of the Company convertible preferred stock into shares of Company common stock, the Participant shall receive that number of whole shares of Company common stock realized upon such conversion and cash representing any fractional shares of Company common stock; or

(ii) where the Participant has directed the Trustee to sell to the Company the Company convertible preferred stock in his or her ESOP Account and ESOP Matching Contributions Account, the Participant shall receive that number of whole shares of Company common stock which may be acquired with the proceeds of such sale, and cash representing any fractional shares of Company common stock.

If an election is made to receive the entire amount in his or her ESOP Account and ESOP Matching Contributions Account in the form of cash, or in the absence of any election as to the mode of distribution:

(i) where a Participant has directed the Trustee to sell to the Company the Company convertible preferred stock in his or her ESOP Account and ESOP Matching Contributions Account, the Participant shall receive a cash distribution in an amount equal to the proceeds received by the Trustee upon such sale; or

(ii) where the Participant has directed the Trustee to convert the shares of the Company convertible preferred stock into shares of Company common stock, the Participant shall receive the cash proceeds realized by the Trustee upon the sale of such Company common stock.

In any case where a Participant is required by the terms of the Plan to receive a distribution from his or her ESOP Account and ESOP Matching Contributions Account (other than upon Plan termination), and fails to direct the Trustee in the manner set forth above within a 60-day period commencing on the date following the date of such required distribution, the Company convertible preferred stock shall remain in his or her ESOP Account and ESOP Matching Contributions Account until the earlier of (i) the 61st day of the following Plan Year or (ii) the date on which a distribution is required under Code
Section 401(a)(9) or any other provision of law, at which time the Participant shall be deemed to have directed the Trustee to either sell to the Company the Company convertible preferred stock in his or her ESOP Account and ESOP Matching Contributions Account for cash or, if it would result in a greater cash distribution, to convert the Company convertible preferred stock to Company common stock and then sell the Company common stock for cash. The Participant shall receive a cash distribution in an amount equal to the cash proceeds from his or her deemed election. For purposes of this Subsection (7), the rights extended to a Participant hereunder shall also apply to any Beneficiary or alternate payee of such Participant.

                                    SECTION X
                                   WITHDRAWALS

1. Other than after-tax contributions resulting from the application of the limitations contained in Section V, no portion of a Participant's Account attributable to Basic Contributions, Rollover Contributions and Pre-ESOP or ESOP Matching Contributions, or any investment earnings thereon, may be withdrawn except as provided for in this Section X. However, a Participant may withdraw the value of the Participant's Account attributable to Basic Contributions, Rollover Contributions and Pre-ESOP or ESOP Matching Contributions (to the extent Vested), or any investment earnings thereon, upon retirement, death, disability, termination of employment or attainment of age 59 1/2. To the extent permitted by applicable law, after-tax contributions, excluding investment earnings thereon, shall be distributed to the Participant as soon as practicable after the existence of such contributions has been determined pursuant to
Section V.

2. A Participant, by filing a written request with the Committee for approval to make a hardship withdrawal, may withdraw all or a portion of the Participant's Account attributable to Basic and Rollover Contributions. The Participant must withdraw:

         (i) first, 100% of the Participant's Account attributable to any after-tax contributions,

         (ii)     second, Rollover Contributions, and

         (iii)    thereafter, 100% of his or her Basic Contributions.

The Participant must establish that:

         (a) a distribution from the Participant's Basic Account is necessary to meet an immediate and heavy financial need which shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall be limited to any financial need arising from: (1) medical expenses (as defined in Section 213(d) of the Code) incurred by the Participant or a Participant's Spouse or dependent which are not covered by insurance or for enabling such persons to obtain such medical care; (2) expenses relating to the payment of tuition and related educational fees for the next twelve months of post-secondary education of a Participant, his or her Spouse or dependent; (3) the down payment required for the purchase of a primary residence for the Participant; (4) expenses relating to the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or (5) expenses arising from circumstances of sufficient severity that a Participant is confronted by present or impending financial ruin or his or her family is clearly endangered by present or impending want or deprivation,

         (b) the amount of such hardship withdrawal does not exceed the amount required to meet the immediate financial need created by the Participant's hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal), and

         (c) the amount required to meet the immediate financial need created by the hardship is not reasonably available from other resources of the Participant.

Notwithstanding the foregoing, a Participant shall be deemed to have no other resources reasonably available only if: (i) the Participant has obtained all withdrawals, distributions and non-taxable loans currently available to the Participant under the Plan and all other qualified and nonqualified plans of deferred compensation maintained by the Company or an affiliated company (within the meaning of Section 414(b),(c),(m), or (o) of the Code); (ii) the Participant ceases all Basic Contributions under the Plan as well as all pre-tax elective and after-tax contributions to all other qualified and nonqualified plans of deferred compensation maintained by the Company or an affiliated company (within the meaning of Section 414(b), (c), (m), or (o) of the Code) for a period of at least twelve months from the date of the hardship withdrawal; and (iii) the amount of pre-tax elective contributions under all plans maintained by the Company or an affiliated company (within the meaning of Section 414(b), (c), (m), or (o) of the Code) for the year following the year of the withdrawal is limited in accordance with Treasury Regulation section 1.401(k)- 1(d)(2)(iv)(B)(3).

3. No withdrawal may be made by a Participant during the period in which the Plan Administrator is making a determination of whether a domestic relations order affecting the Participant's Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Plan Administrator is in receipt of a qualified domestic relations order with respect to any Participant's Account, it may prohibit such Participant from making a withdrawal until the alternate payee's rights under such order are satisfied.

4. The right to a hardship withdrawal and the amount thereof will be subject to the approval of the Committee in accordance with (a) rules adopted by it and uniformly applied on a non-discriminatory basis and (b) applicable law and regulations.

         No withdrawal will be permitted unless the amount to be withdrawn is at least the lesser of $1,000 or 100% of the value of the Participant's Basic Contributions and/or Rollover Contributions. The number of withdrawals for any Participant shall be determined by the Committee for any Plan Year and all Participants shall be treated in a uniform and non-discriminatory manner.

                                   SECTION XI
                                      LOANS

1. A Participant may request permission from the Committee, by completing the appropriate form furnished by the Committee, to borrow all or a portion of such Participant's Basic and Rollover Contributions under the Plan, provided such loan or loans:

         (a) when added to the outstanding balance of any other loan of such Participant previously made pursuant to this
                  Section XI, shall not exceed the lesser of (a) $50,000 (reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over the outstanding balance of loans from the Plan on the date on which the loan is made), or (b) fifty percent (50%) of the Vested portion of the Participant's Account;

         (b) are available to all such Participants on a reasonably equivalent basis (i.e., the Committee shall not unreasonably discriminate among applicants on the basis of pay, sex or age, but may make distinctions on the basis of credit-worthiness);

         (c) are not made available to highly compensated employees in an amount greater than the amount made available to other employees (i.e., the Committee may lend the same percentage of a Participant's Account balance to each Participant but may not lend to a Participant who is highly compensated a greater percentage of the Account balance than to a Participant who is not highly compensated);

         (d) bear a rate of interest equal to the published "prime rate" in effect for the Morgan Guaranty Trust Company (or such other New York bank designated by the Company) on the inception date of the loan;

         (e)      are adequately secured;

         (f)      are for a minimum of $1,000; and

         (g) are required to be repaid within five years, except repayment may be extended to 10 years in the case of a loan used to acquire any dwelling unit which is to be used within a reasonable time (determined at the time the loan is made) as a principal residence of the Participant.

                  The Committee, in its sole discretion, in accordance with rules adopted by it and uniformly applied on a non-discriminatory basis, may grant such request. In such event the Committee shall be responsible for complying with any legal requirements affecting said loan.

2. As of each Valuation Date, there shall be deducted from the Accounts of a Participant to whom a loan is made, an amount equal to the principal amount of the loan. The loan shall thereafter be segregated and not treated as an investment of the Funds from which the amount has been deducted. The Participant may designate the Funds from which the loans will be deducted; subject, however, to such uniform and nondiscriminatory restrictions as shall be imposed from time to time by the Committee. Such designation of Funds to be borrowed against shall be made at the time the Participant requests permission to borrow all or a portion of the Participant's Account balance. Failing such designation, the Committee shall have the right to make such designation.

3. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and the annual interest rate of the finance charge.

4. Any such loan or loans shall be repaid by the Participant through payroll deduction. Any repayments of principal and interest shall be credited to the Funds as designated for investment at the time of such repayment, until the aggregate amount of such credited amounts equal the total value which was deducted when the loan was made. Interest shall be allocated to the Funds in the same proportion as the principal payments. Failing such designation, the Committee shall have the right to make such designation.

                  The loan or loans shall be evidenced by a promissory note and shall be secured by the Participant's Account balance (or the portion thereof permitted under applicable law) or such other collateral as may be suitable to the Committee. In the event the Participant does not repay the loan within the period certain, the Trustee may (to the extent permitted by applicable law), in addition to any other legal remedies, direct the Participating Employer by whom the Participant is employed to continue to withhold from the Participant's wages, on a periodic basis, the unpaid amount of such loan. If the Participant ceases to be an employee of a Participating Employer, the Trustee shall, to the extent permitted by applicable law, deduct the unpaid amount of the loan, and accrued interest thereon, from the benefits which become payable to or on behalf of the Participant under the Plan. In the event the deducted amount is insufficient to repay the entire loan outstanding, the Participant shall be liable for paying any amounts still outstanding.

5. Notwithstanding the foregoing, no loan shall be made to a Participant during a period in which the Plan Administrator is making a determination of whether a domestic relations order affecting the Participant's Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Plan Administrator is in receipt of a qualified domestic relations order with respect to any Participant's Account, it may prohibit such Participant from obtaining a loan until the alternate payee's rights under such order are satisfied.

6. Nothing in this Section XI shall preclude the Plan Administrator from declaring a moratorium on the approval of loans or amending the amounts or conditions applicable to the approval and repayment of such loans, subject to applicable regulations issued by the Internal Revenue Service or the Department of Labor.

                                   SECTION XII
                                   SECURITIES

1. The provisions of this Subsection (1) shall under all circumstances apply to all shares of Company Stock, both common and convertible preferred stock, under the Plan, including without limitation shares of Company common stock in the VF Corporation Stock Fund. Each Participant (or beneficiary of a deceased Participant) is, for purposes of this Subsection (1), hereby designated as a "named fiduciary" (within the meaning of ERISA) with respect to the shares of Company Stock allocated to his Account and to a pro rata portion of the unallocated shares of Company Stock held in the Company Suspense Account and shall have the right to direct the Trustee with respect to the vote of the shares of Company Stock allocated to his or her Account, on each matter brought before any meeting of the stockholders of the Company. Before each such meeting of stockholders, the Company shall cause to be furnished to each Participant (or beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions to the Trustee on how such shares of Company Stock allocated to such Participant's (or beneficiary's) Account shall be voted on each such matter. Upon timely receipt of such directions the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Participant's (or beneficiary's) Account, and the trustee shall have no discretion in such matter. The instructions received by the Trustee from Participants (or beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Plan Administrator or officers or employees of the Company or any Subsidiary or Affiliated Company. The Trustee shall vote both allocated shares of Company Stock for which it has not received direction, as well as unallocated shares, in the same proportion as directed shares are voted, and the Trustee shall have no discretion in such matter. In determining such proportion, the Trustee shall under all circumstances include in its calculation the votes of Participants (or beneficiaries) on all shares allocated to Participants' (or beneficiaries') Basic Accounts, Pre-ESOP
Matching Contributions Accounts, ESOP Accounts and ESOP Matching Contributions Accounts, including shares of Company common and convertible preferred stock.

2. The provisions of this Subsection (2) shall under all circumstances apply to all shares of Company Stock, both common and convertible preferred stock, under the Plan, including without limitation shares of Company common stock in the VF Corporation Stock Fund. The provisions of this Subsection (2) shall apply in the event a tender or exchange offer including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect, (hereinafter, a "tender offer") for Company Stock is commenced by a person or persons.

                  In the event a tender offer for Company Stock is commenced, the Plan Administrator, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Plan Administrator's record keeping functions under the Plan to an independent record keeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants (or beneficiaries) in connection with the tender offer. The Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such tender offer except to the extent, and only to the extent, as provided in this Plan and the Trust agreement.

                  Each Participant (or beneficiary) is, for purposes of this Subsection (2), hereby designated as a "named fiduciary" (within the meaning of ERISA) with respect to the shares of Company Stock allocated to his Account and to a pro rata portion of the unallocated shares of Company Stock held in the Company Suspense Account and shall have the right, to the extent of the number of whole shares of Company Stock allocated to his Account, to direct the Trustee in writing as to the manner in which to respond to a tender offer with respect to shares of Company Stock. The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant (or beneficiary) such information as will be distributed to stockholders of the Company in connection with any such tender offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of Company Stock. The instructions received by the Trustee from Participants (or beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Plan Administrator or officers or employees of the Company or any Subsidiary or Affiliated Company. If the Trustee shall not receive timely instruction from a Participant (or beneficiary) as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant (or beneficiary) has the right of direction, and the Trustee shall have no discretion in such matter. Unallocated shares of Company Stock and fractional shares of Company Stock allocated to Participants' (or beneficiaries') Accounts shall be tendered or exchanged by the Trustee in the same proportion it tenders or exchanges the shares with respect to which Participants (or beneficiaries) have the right of direction, and the Trustee shall have no discretion in such matter. In determining such proportion, the Trustee shall under all circumstances include in its calculation the direction of Participants (or beneficiaries) on all shares of Company Stock allocated to Participants' (or beneficiaries') Basic Accounts, Pre- ESOP Matching Contributions Accounts, ESOP Accounts and ESOP Matching Contributions Accounts, including shares of Company common and convertible preferred stock.

                  The independent record keeper shall solicit confidentially from each Participant (or beneficiary) the directions described in this Subsection (2) as to whether shares are to be tendered. The independent record keeper, if different from the Trustee, shall instruct the Trustee as to the amount of shares to be tendered, in accordance with the above provisions.

                                  SECTION XIII
                              DUTIES OF THE TRUSTEE

1. The assets of this Plan will be held by one or more Trustees selected by the Committee.

2. The Company will enter into a trust agreement with one or more Trustees, and each Trustee will receive contributions made by the Company and Participating Employers and contributions made by Participants pursuant to the Plan and will hold, invest, reinvest and distribute such amounts in accordance with the terms and provisions of the trust agreement. Should there be two or more Trustees separately handling different Participants' Accounts, references in this Plan to "the Trustee" shall be deemed to refer to each Trustee in respect to the Accounts as to which it is acting as Trustee. The Committee will determine the form and terms of such trust agreement(s) and may modify such trust agreement(s) from time to time to accomplish the purposes of this Plan.

3. The Trustee and the Company may by mutual agreement arrange for the delegation by the Trustee to the Company or to the Committee of any of its functions other than the investment, valuation, management and custody of assets, the voting with respect to any securities (subject to the provisions of Section XII regarding Company Stock), and the purchase and sale or redemption of securities.

                                   SECTION XIV
                                 ADMINISTRATION

1. Fiduciary responsibilities with respect to the Plan are to be allocated to Named Fiduciaries as set forth in this Section XIV. A Named Fiduciary will have only those specific powers, duties, responsibilities and obligations as are specifically given under this Plan or the trust agreement. It is intended that each Named Fiduciary be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and/or the trust agreement, and generally will not be responsible for any act or failure to act of another Named Fiduciary. A Named Fiduciary may delegate to any person or entity, who may or may not be a Named Fiduciary, any of its powers or duties under the Plan and/or the trust agreement; provided, however, that except for the right to allocate or delegate such responsibility to an investment manager, a Named Fiduciary who has the responsibility to control or manage assets under the trust agreement may not allocate or delegate such responsibility to any other person or entity.

2. The Board of Directors of the Company has the following powers and responsibilities:

         (a)      to authorize and/or adopt amendments to the Plan;

         (b)      to terminate the Plan; and

         (c) to appoint and approve members of the Committee, as set forth in Subsection (3).

3. (a) The Committee will consist of three to five individuals who will be appointed by and serve at the discretion of the Board of Directors of the Company. One member of the

                  Committee will act as Chairman of such Committee. Vacancies will be filled in the same manner as appointments. Any member of the Committee may resign by delivering a written resignation to the Board of Directors, to become effective upon delivery or at any other date specified therein.

         (b) The members of the Committee will appoint a Secretary who may, but need not be, a member of the Committee. The Committee may, in writing, delegate some or all of its powers and responsibilities as specified in (d) below to any other person or entity, who may or may not be a Named Fiduciary.

         (c) The Committee will hold meetings upon such notice, at such time or times, and at such place or places as it may determine. The majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business at all meetings and a majority vote of those present and constituting a quorum at any meeting will be required for action. The Committee may also act by written consent of a majority of its members.

         (d) The Committee's powers and responsibilities include, but are not limited to, the following:

                (i) to construe the Plan, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to administer the Plan, with any instructions or interpretations of the Plan made in good faith by the Committee to be final and conclusive for all purposes;

               (ii) to establish investment objectives with respect to the investment of assets which are not held by an investment company;

              (iii) to add to or delete from the listing of separate investment funds comprising the Fund;

               (iv) to establish and maintain a funding policy necessary to carry out the purposes of this Plan;

                (v) to prepare periodic financial reports to the Board of Directors of the Company which will show, in reasonable detail, the assets and liabilities of the Plan and which will give an account of the financial operations of the Plan;

               (vi) to prepare periodic administration reports to the Board of Directors which will show, in reasonable detail, the administrative operations of the Plan;

              (vii)        to appoint and remove other Named Fiduciaries;

             (viii) to amend the Plan without Board of Director action or approval to conform Plan wording to required changes in applicable law or regulations, provide interpretative clarification and the like; provided, however, that no such amendment shall be effective in the absence of the prior unanimous written approval of all members of the Committee;

               (ix)        to appoint and remove investment managers;

                (x) to appoint and remove an independent auditor as required under ERISA; and

                (x) to act as the Plan Administrator or delegate plan administration responsibilities.

                  The Committee shall have complete discretion in carrying out its powers and responsibilities under the Plan, including without limitation Subsections (3) and (4), and its exercise of discretion hereunder shall be final and conclusive. 4. The following is applicable to the Committee acting as Plan Administrator and to any individual or entity designated as the Plan Administrator and to whom Plan Administrator responsibilities have been delegated by the Committee.

         (a) The Plan Administrator will be the Committee or an individual or entity appointed by, and to serve at the discretion of the Committee. A Plan Administrator appointed by the Committee may resign by delivering a written resignation to the Committee, to be effective on delivery or at any other date specified therein. Upon the resignation or removal of the Plan Administrator, a successor Plan Administrator may be appointed by the Committee.

         (b) The Plan Administrator may, in writing, delegate some or all of its powers and responsibilities as set forth in

                  (c) below to any other person or entity, who may or may not be a Named Fiduciary.

         (c) The Plan Administrator will adopt such rules for administration of the Plan as is considered desirable, provided they do not conflict with the Plan. Records of administration of the Plan will be kept, and Participants and their Beneficiaries may examine records pertaining directly to themselves. The Plan Administrator's powers and responsibilities will include the following:

                (i) to comply with any requirements of ERISA with respect to filing reports with governmental agencies;

               (ii) to provide employees with any and all information required by ERISA;

              (iii) to coordinate any necessary audit process with respect to reports on administration data; and

               (iv) to conduct routine Plan administration.

5. The Committee will make all determinations as to the right of any person to a benefit under the Plan. If the Committee denies in whole or part any claim for a benefit under the Plan by a Participant or beneficiary, the Committee shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed the period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.

                  The written notice which the Committee shall provide to every claimant who is denied a claim for benefits shall set forth in a manner calculated to be understood by the claimant:

(a)      the specific reason or reasons for the denial;

(b) specific reference to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

A claimant or authorized representative may request a review of the denied claim. Such request shall be made in writing and shall be presented to the Committee not more than 60 days after receipt by the claimant of written notification of the denial of a claim. The claimant shall have the right to review pertinent documents and to submit issues and comments in writing. The claimant may, if desired, request a hearing before a decision is made, in which case the Committee will conduct such a hearing within 60 days of the claimant's request therefor. If a hearing is not requested by a claimant, the Committee shall review the claim based upon the pertinent documents and upon the consideration of such issues and comments as the claimant may direct in writing. The Committee shall make their decision on review not later than 60 days after receipt of the claimant's request for review, unless special circumstances (such as the holding of a hearing at the claimant's request) require an extension of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review. If an extension of time for review is required because of the special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based, which decision shall be final and binding upon the claimant.

6. The Named Fiduciaries may retain such counsel, actuarial, medical, accounting, clerical and other services as they may require to carry out the provisions and purposes of the Plan.

7. Named Fiduciaries under the Plan and the officers and managers and employees of the Company will be entitled to rely upon all tables, valuations, certificates, and reports furnished by any duly appointed auditor, or actuary, upon all certificates and reports made by the Trustee, investment manager, or any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

8. Named Fiduciaries under the Plan, except the Trustee, will not receive any compensation for their services as such.

9. A Named Fiduciary may not act, vote, or otherwise influence a decision specifically relating to his or her own participation under the Plan.

10. No member of the Committee shall be personally liable by virtue of any instrument executed by the member, or on the member's behalf, as a member of the Committee. Neither the Company nor any of its officers or directors, nor any member of the Committee, shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's responsibility as a fiduciary with respect to the Plan under any applicable law. The Company shall indemnify and hold harmless its officers, directors, and each member of the Committee against any and all claims, losses, damages, expenses (including attorney's fees), and liability (including, in each case, amounts paid in settlement), arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such Company officer, director or member of the Committee. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

                                   SECTION XV
                          MODIFICATION AND TERMINATION

1. The Company expects this Plan to be permanent, but as future conditions cannot be foreseen, the Company reserves the right to terminate or suspend this Plan at any time. The Company also reserves the right to amend or modify the Plan from time to time, by action either of its Board of Directors or of the Committee in accordance with Section XIV, Subsection (3)(d)(viii). Any such termination or modification shall be effective at such date as specified in the written instrument memorializing such action and may be effective as to all Participating Employers, or as to one or more Participating Employers, and their respective employees. The Company or its designee shall promptly give notice of any such modification or termination to all Participating Employers and to its and their respective employees affected thereby. A modification which affects the rights or duties of the Trustee may be made only with the consent of the Trustee. A modification may affect employees participating in this Plan at the time thereof as well as future Participants but may not diminish the Account of any Participant as of the effective date of such modification.

2. The Employee Retirement Income Security Act of 1974 exempts this Plan from having to purchase plan termination insurance under Title IV of the Act.

3. Upon termination of this Plan, in whole or in part, with respect to any Participating Employer, each Participant then participating or each such Participant of the Participating Employer as to which this Plan is terminated, as the case may be, shall be entitled to withdraw the value of his or her entire Account, to the extent permitted by law.

4. Upon the complete discontinuance of contributions to the Plan by the Company or by a Participating Employer on a permanent basis, any Participant affected by such action shall be entitled to withdraw the full value of his or her entire Account, other than amounts credited to his or her Basic Account, unless such Participant has attained age 59 1/2.

5. Upon the complete or partial termination of the Plan, or complete discontinuance of contributions, the Accounts of all affected Participants shall be fully Vested.

6. Upon a complete termination of the Plan, or of the employee stock ownership plan portion of the Plan, any unallocated Leveraged Shares shall be sold to the Company or converted to Company common stock and then such Company common stock shall be sold to the Company or on the open market. The proceeds of such sale shall be used to satisfy any outstanding Acquisition Loan and the balance of any funds remaining shall be allocated to each Participant's ESOP Account based on the proportion that each such Participant's Earnings for the Plan Year bears to the total of all Participants' Earnings for the Plan Year. Following such allocation, a Participant may withdraw his or her entire account balance; provided, however, that no amounts credited to his or her Basic Account may be withdrawn if another defined contribution plan (other than an employee stock ownership plan) is established or maintained (within the meaning of Code Section 401(k)(10)(A)(i)).

7. Notwithstanding any other provisions of this Plan, the provisions of this Subsection (7) shall apply.

         (a) Upon the occurrence of a Change in Control of the Company, as defined in Subsection (8) below, the following provisions shall be applicable for the period commencing on the date on which a Change in Control occurs and ending with the earlier of the fifth anniversary of such date or the date on which all Leveraged Shares held in a Section 415 Suspense Account or a Company Suspense Account have been fully allocated to the ESOP Accounts of Participants (the "Change in Control Period"):

                  (i) Upon a Change in Control, the Company shall immediately make a contribution to the Plan in an amount sufficient to permit the Trustee to pay off all outstanding Acquisition Loans.

                  (ii) The Trustee shall immediately use such contribution to pay off all outstanding Acquisition Loans.

                  (iii) Leveraged Shares released from a Company Suspense Account as a result of such prepayment of an Acquisition Loan shall be allocated to the ESOP Accounts of Participants in proportion to their Earnings for the Plan Year.

                  (iv) To the extent that such allocations of released Leveraged Shares, together with other Annual Additions, would exceed the limitations imposed by Section 415 of the Code for the calendar year, such Leveraged Shares shall be reallocated among other Participants to the maximum extent permitted.

                  (v) Any released Leveraged Shares which may not be allocated to Participants' ESOP Accounts in the Plan Year in which the Change in Control occurs shall be held in a Section 415 Suspense Account, pursuant to Treasury Regulation section 1.415-6(b)(6), and shall be allocated to Participants' ESOP Accounts, in proportion to their Earnings, in each subsequent calendar year to the maximum extent permitted by Section 415 of the Code.

         (b) Following allocation to Participants' ESOP Accounts of all Leveraged Shares released as a result of prepayment of all Acquisition Loans pursuant to Subsections (7)(a)(i) and (ii) above, including shares held in a
Section 415 Suspense Account pursuant to Subsection (7)(a)(v) above, Participants may withdraw their entire ESOP Account balances.

         (c) The provisions of this Subsection (7) may not be amended during a Change in Control Period without the written consent of a majority of both (i) the Participants who were actively employed by all Participating Employers immediately prior to the Change in

Control, and (ii) the Participants who are actively employed by all Participating Employers at the date of such amendment. A Participant shall not be deemed to have consented to any amendments affecting this Subsection (7) unless actual written consent is received by the Company.

         (d) The Plan may not be terminated, nor may the Plan be merged or consolidated with, nor may the assets of the Plan be transferred to, any other plan during any period in which any shares are held in a Section 415 Suspense Account.

8. "Change in Control of the Company" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if
(a) any "Person" (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act), except for (i) those certain trustees under Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased (a "Trust" or the "Trusts"), and (ii) any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding voting securities of the Company for or pursuant to the terms of any such plan (a "Benefit Plan" or the "Benefit Plans"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) there occurs a contested proxy solicitation of the Company's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of the Company's then outstanding securities; (c) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred (i) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to, or a merger, consolidation or other reorganization involving the Company and officers of the Company, or any entity in which such officers have, directly or indirectly, at least a 5% equity or ownership interest or (ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out".

                  Subsection (8)(a) above to the contrary notwithstanding, a Change in Control of the Company shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities solely as the result of an acquisition by the Company of voting securities of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, that if a Person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company, then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under Subsection (8)(a) above. Notwithstanding the foregoing, in no event shall a Change in Control of the Company be deemed to occur under Subsection (8)(a) above with respect to any Trust or Benefit Plan.

                  Subsections (8)(a) and (b) above to the contrary notwithstanding, the Board of Directors of the Company may, by resolution adopted by at least two-thirds of the directors who were in office at the date a Change in Control occurred, declare that a Change in Control described in Subsection (8)(a) or (8)(b) has become ineffective for purposes of this Plan if the following conditions then exist: (x) the declaration is made within 120 days of the Change in Control; and (y) no Person (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act), except for (i) the Trusts, and (ii) the Benefit Plans, either is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's outstanding securities or has the ability or power to vote securities representing 10% or more of the combined voting power of the Company's then outstanding securities. If such a declaration shall be properly made, the Change in Control shall be ineffective ab initio and the provisions of Subsection (7) shall be inapplicable with respect to such ineffective Change in Control.

                                   SECTION XVI
                                 MERGER OF PLANS

1. The Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each Participant in the Plan would (if the Plan had then been terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then been terminated).

2. If the Company or another Participating Employer disposes of any of its assets, including without limitation the voting stock of a Subsidiary or Affiliated Company, and if as a result of the disposition transaction, any Participants in this Plan transfer to and become employees of the purchaser (or remain employees of the Subsidiary or Affiliated Company, after a sale of the voting stock of the Subsidiary or Affiliated Company), and if the purchaser maintains or adopts a qualified defined contribution plan, then, upon the mutual agreement between the Company (or where appropriate, a Subsidiary or Affiliated Company) and the purchaser, each Account of each Participant who becomes an employee of the purchaser (or who remains an employee of the Subsidiary or Affiliated Company, after a sale of the voting stock of the Subsidiary or Affiliated Company) shall be transferred to the trustee under the qualified defined contribution plan of the purchaser in a direct plan-to-plan transfer.

3. If the Company or another Subsidiary or Affiliated Company that is a Participating Employer acquires any assets of a seller, including without limitation the voting stock of the seller, and if as a result of the acquisition transaction, employees of the seller (or where appropriate, employees of the seller's subsidiary or affiliated company, after a sale of the voting stock of the subsidiary or affiliated company) transfer to or become employees of the Company or of a Participating Employer, and if the seller or the seller's subsidiary or affiliated company maintains a qualified defined contribution plan, then, upon the mutual agreement between the Company and the seller, each account of each employee of the seller (or where appropriate, employee of the seller's subsidiary or affiliated company) who becomes an employee of the Company (or where appropriate, who becomes an employee of a Subsidiary or Affiliated Company that is a Participating Employer, after a sale of the voting stock of the seller's subsidiary or affiliated company) shall be transferred to the Trustee of the Plan from the qualified defined contribution plan maintained by the seller (or where appropriate, the seller's subsidiary or affiliated company) in a direct plan-to-plan transfer.

                                  SECTION XVII
                             PARTICIPATING EMPLOYERS

1. Conditional upon prior approval by the Company, any corporation or business entity which is a Subsidiary or Affiliated Company may participate in this Plan, as a Participating Employer, provided it shall make, execute, and deliver such instruments as the Company and the Trustee shall deem necessary or desirable, and shall constitute the Company as its agent to act for it in all transactions in which the Company believes such agency will facilitate the administration of this Plan.

                                  SECTION XVIII
                       CHANGE IN EMPLOYMENT CLASSIFICATION


1. A Participant's employment, for the purpose of this Plan, shall not be deemed to have terminated, nor shall he or she be deemed to have become ineligible to participate in this Plan, merely because of his or her transfer to a company or business entity which is affiliated with the Company or with his or her Participating Employer but which is not participating in this Plan, provided that the Company or his or her Participating Employer, pursuant to its rules and regulations, considers his or her service to be continuous.

2. In the event that a Participant ceases to be an eligible employee while remaining in the employ of the Company or of a Subsidiary or Affiliated Company, or while on an approved leave of absence, he or she shall make no further contributions under Section IV, unless and until he or she shall again become an eligible employee.

                                   SECTION XIX
                               GENERAL PROVISIONS

1. Nothing contained herein will be deemed to give any employee the right to be retained in the service of the Company or any Subsidiary or Affiliated Company or to interfere with the rights of the Company or any Subsidiary or Affiliated Company to discharge any employee at any time.

2. It is a condition of this Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant under this Plan or in his or her Account shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, subject, however, to applicable law, but excluding devolution by death or mental incompetency, and no right or interest of any Participant under this Plan or in his or her Account shall be liable for or subject to any obligation or liability of such Participant, subject, however, to applicable law. Notwithstanding the foregoing, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Code) is received by the Plan Administrator, benefits shall be payable in accordance with such order and with Section 414(p) of the Code, including payments prior to the date on which the Participant attains the "earliest retirement age" under the Plan (as defined in Section 414(p) of the Code). The amount payable to the Participant and to any other person other than the alternate payee named in the order shall be adjusted accordingly.

3. Taxes, if any, upon or in respect to the Trust or any assets held by the Trustee or income therefrom, which are payable by the Trustee, shall be charged against the Participants' Accounts as the Trustee and the Company shall determine.

4. To the extent that Pennsylvania law has not been preempted by ERISA, the provisions of the Plan will be construed in accordance with the laws of the Commonwealth of Pennsylvania.

5. Except as otherwise specifically provided herein, no part of the corpus or income of the Trust will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries.

6. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Committee might designate or to the duly appointed guardian.

                                   SECTION XX
               DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS

1.       Direct Rollover Availability.

                  This Section XX applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section XX, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

2.       Definitions.

                  (a) Eligible Rollover Distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (b) Eligible Retirement Plan - An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (c) Distributee - A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (d) Direct Rollover - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   SECTION XXI
                   SECURITIES EXCHANGE ACT OF 1934 LIMITATIONS

1. Notwithstanding any contrary provision herein, effective September 1, 1994, subject to approval by the Internal Revenue Service, the Plan shall be interpreted consistent with the limitations imposed on "insiders" by the Securities Exchange Act of 1934, as amended, and the Plan Administrator is authorized to establish such rules and procedures, including imposing limitations on "insiders", as it determines are necessary to comply with the requirements of the Securities Exchange Act of 1934, as amended.

                   VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN
                             FOR SALARIED EMPLOYEES

APPENDIX A (BASSETT-WALKER, INC.)

                  VF Corporation (the "Company") is the plan sponsor of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees
(the "Plan").  The Company's wholly-owned subsidiary, Bassett-
Walker, Inc. ("Bassett-Walker"), is the plan sponsor of the Employees' Savings Plan of Bassett-Walker, Inc. (the "Bassett-
Walker Savings Plan").

                  Pursuant to resolutions of the Executive Committee of the Company's Board of Directors adopted as of December 11, 1997, and resolutions of Bassett-Walker's Board of Directors adopted as of December 11, 1997:

                  1. Bassett-Walker is designated as and becomes a Participating Employer in the Plan effective as of January 1, 1998, so that employees of Bassett- Walker who satisfy the eligibility conditions of the Plan are eligible to participate in the Plan on and after January 1, 1998; and

                  2. The portion of the Bassett-Walker Savings Plan representing the accounts, assets and liabilities of participants and beneficiaries whose employment classification is (or was at the time of employment termination) an eligible employment classification under the Plan (the "Bassett-Walker Salaried Savings Plan") is merged with and into the Plan, effective as of December 31, 1997.

                  This Appendix A to the Plan, which is incorporated in and a part of the Plan, specifies the terms and conditions of Plan participation by eligible employees of Bassett-Walker, and of the Bassett-Walker Salaried Savings Plan merger with and into the Plan, as follows:

                  a. Eligibility and Participation. Bassett-Walker's status as a Participating Employer in the Plan commences on January 1, 1998. Any employee of Bassett-Walker who satisfies all of the eligibility conditions of the Plan as of January 1, 1998 may become a Participant in the Plan at any time thereafter, in accordance with the Plan's provisions. Any employee of Bassett-Walker who satisfies all of the Plan's eligibility conditions after January 1, 1998 shall be treated in accordance with the Plan's provisions like any other eligible employee of a Participating Employer in terms of eligibility to become a Participant in the Plan.

                  b. Service. A Bassett-Walker employee's period of employment by Bassett-Walker since the date that Bassett-Walker became a member of the Company's controlled group shall be considered "Service" for purposes of and within the meaning of Section III, Subsection (4) of the Plan. Such Service shall be computed in accordance with Section III of the Plan.

                  c. Vesting Service. All of a Bassett-Walker employee's "Service" (determined in accordance with item b. above) occurring on or after January 1, 1985 shall be considered "Vesting Service" for purposes of and within the meaning of Section III, Subsection (2) of the Plan. Such Vesting Service shall be computed in accordance with Section III of the Plan.

                  d. Merged Accounts/Vesting. If a Bassett-Walker employee is in active service with Bassett-Walker as of December 31, 1997, his or her account transferred to the Plan in connection with the merger of the Bassett-Walker Salaried Savings Plan with and into the Plan shall be considered 100% Vested under this Plan. Other Bassett-Walker Salaried Savings Plan participants' accounts transferred to the Plan shall retain their vested status as determined under the Bassett-Walker Savings Plan.

                  e. "After-Tax" Funds. Notwithstanding Section X, Subsection
(1) of the Plan, the Plan shall accept and hold after-tax contributions and amounts attributable thereto (collectively, "after-tax funds") solely as part of the accounts transferred to the Plan in connection with the merger of the Bassett-Walker Salaried Savings Plan with and into the Plan. The Plan shall accept and hold no other after-tax funds, except as otherwise specifically provided in the Plan.

                  f. Preservation of "Optional Forms of Benefit". It is intended that all "optional forms of benefit" within the meaning of Section 411(d)(6)(B) of the Code available under the Bassett-Walker Savings Plan to the accounts transferred to the Plan in connection with the merger of the Bassett-Walker Salaried Savings Plan with and into the Plan shall be preserved and made available to such transferred accounts under this Plan. If any such optional form of benefit is not specified in this Appendix A, the omission shall be considered inadvertent and such optional form of benefit shall be deemed included herein and available to the transferred accounts under this Plan. The Plan shall be construed and administered in accordance with this intention to preserve all optional forms of benefit. In furtherance of such intention, the Plan shall apply the optional forms of benefit available under the Bassett-Walker Savings Plan to the accounts transferred from the Bassett-Walker Savings Plan in connection with the merger transaction (and solely to those transferred accounts), including, without limitation, as follows:

                           i. Normal Form. The normal form of benefit payments shall be a lump sum. In accordance with Section IX, Subsection (2)(a)(i) of the Plan, the Participant may elect that the lump-sum payment be in Company common stock up to the number of full shares then reflected in the portion of the VF Stock Fund allocated to such Participant and the balance in cash, or a lesser number of shares of Company common stock and the balance in cash.

                           ii. Optional Form. In lieu of receiving payment in a lump sum in accordance with clause i. above, a Participant may elect, in writing on a form prescribed by the Committee, that benefit payments be paid in monthly, quarterly, semi-annual or annual installments over a period not to exceed the lesser of ten (10) years or the life expectancy of the Participant or the life expectancies of the Participant and designated Beneficiary.

                           iii. Withdrawal of Additional Prior After-Tax and After-Tax Additional Contributions. With thirty (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Bassett-Walker Savings Plan attributable to first, his or her additional Prior After-Tax Contributions (as defined in the Bassett-Walker Savings Plan) and second, his or her After-Tax Additional Contributions (as defined in the Bassett-Walker Savings Plan). Payment of such amount shall be in a lump sum as soon as reasonably possible after the first of the month coincident with or next following the date the Committee receives the withdrawal request. Amounts withdrawn pursuant to this clause iii. may not be repaid to the Plan.

                           iv. Withdrawal of Basic Prior After-Tax and After- Tax Basic Contributions. With thirty
                                    (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of his or her account under the Plan transferred from the Bassett-Walker Savings Plan attributable to first, his or her basic Prior After-Tax Account (as defined in the Bassett-Walker Savings Plan) and second, his or her After-Tax Basic Account (as defined in the Bassett-Walker Savings Plan). A withdrawal under this clause iv. shall not, however, be available until the Participant has first withdrawn the entire amount available pursuant to clause iii. above. Payment of such amount shall be in a lump sum as soon as reasonably possible after the Committee receives the withdrawal request. Amounts withdrawn pursuant to this clause iv. may not be repaid to the Plan.

                                      * * *

                  The provisions of the Plan are modified to conform with this Appendix A, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.